UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Applied Industrial Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.
1 APPLIED PLAZA
CLEVELAND, OHIO 44115
(216) 426-4000
www.applied.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to the 2011 annual meeting of the shareholders of Applied Industrial Technologies, Inc. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115 on Tuesday, October 25, 2011, at 10:00 a.m., Eastern Time. The meeting will be held for the following purposes:

1.	To elect three directors for a three-year term;

2.	To hold a nonbinding advisory vote on the compensation of Applied’s named executive officers as disclosed in the attached proxy statement;

3.	To hold a nonbinding advisory vote on the frequency of the advisory vote on the compensation of Applied’s named executive officers;

4.	To act on a proposal to approve the 2011 Long-Term Performance Plan; and

5.	To act on a proposal to ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2012.

Shareholders of record at the close of business on August 29, 2011, are entitled to vote at the meeting. The transfer books will not be closed. A list of shareholders as of the record date will be available for examination at the meeting.

The attached proxy statement describes the business of the meeting and provides information about our corporate governance. After the meeting, we will report on our operations and other matters of interest.

Fred D. Bauer
Vice President-General Counsel
& Secretary

September 9, 2011

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE PROMPTLY VOTE BY TELEPHONE, VIA THE INTERNET, OR BY EXECUTING AND
RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on October 25, 2011.

The Proxy Statement and 2011 Annual Report to Shareholders are available at
www.applied.com/proxy

PROXY STATEMENT

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” all refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

What is the proxy statement’s purpose?

The proxy statement summarizes information you need to vote at our 2011 annual meeting of shareholders to be held on Tuesday, October 25, 2011, at 10:00 a.m., Eastern Time, at our headquarters, and any adjournment of that meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and the accompanying proxy card are being sent to shareholders of record on or about September 9, 2011.

On what matters are shareholders voting?

1.	To elect three directors for a three-year term;

2.	A nonbinding advisory vote on the compensation of Applied’s named executive officers as disclosed in the proxy statement;

3.	A nonbinding advisory vote on the frequency of the advisory vote on the compensation of Applied’s named executive officers;

4.	A proposal to approve the 2011 Long-Term Performance Plan; and

5.	A proposal to ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2012.

Who may vote and what constitutes a quorum at the meeting?

Only shareholders of record at the close of business on August 29, 2011, may vote. As of that date, there were 42,377,687 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum to hold the meeting. A quorum is necessary for valid action to be taken.

We have no class or series of shares outstanding other than our common stock.

How many votes do I have?

Each shareholder is entitled to one vote per share.

How do I vote?

The answer depends on whether you hold the shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

•	Shareholder of record. If your shares are registered in your name with our registrar, Computershare Trust Company, N.A., you are considered the shareholder of record and these proxy materials have been sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares by telephone, via the Internet, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

•	Beneficial owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that other person, and they have been forwarded to you with a voting instructions card. As the shares’ beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to see what voting options are available to you.

•	Beneficial owner of shares held in Applied’s Retirement Savings Plan or Supplemental Defined Contribution Plan. If you own shares in one of these company plans, then you may direct the plan’s trustee how to vote your shares by telephone, via the Internet, or by mailing in your signed voting instructions card.

Votes submitted by telephone or online for shares held in the Retirement Savings Plan or Supplemental Defined Contribution Plan must be received by Thursday, October 20, 2011; votes by telephone or online for other shares must be received by Monday, October 24, 2011.

If you attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

What if I don’t indicate my voting choices?

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy you submit, your shares will be voted as the Board of Directors recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters brought before the meeting.

What effect do abstentions and broker non-votes have?

Brokers holding shares for beneficial owners must vote the shares according to instructions they receive from the owners. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising discretion relative to a specific type of proposal — this is called a “broker non-vote.”

Abstentions and broker non-votes will affect voting at the meeting as follows:

•	Item 1. Broker non-votes will not impact the vote’s outcome because, pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

•	Item 2. Approval of this advisory vote regarding executive compensation requires that more votes be cast for the proposal than against the proposal. Abstentions and broker non-votes will not affect the outcome of the vote.

•	Item 3. The vote required to determine the frequency of the advisory vote regarding executive compensation is a plurality of the votes cast. Abstentions and broker non-votes will not affect the outcome of the vote.

•	Item 4. The affirmative vote of a majority of the votes cast at the meeting is required to approve Item 4. In determining the votes cast on the item, abstentions and broker non-votes will not count as votes cast and, accordingly, will not affect the vote’s outcome.

•	Item 5. The affirmative vote of a majority of the votes cast at the meeting is required to approve Item 5. In determining the votes cast on the item, abstentions will not count as votes cast and, accordingly, will not affect the vote’s outcome. Brokers have discretionary authority to vote on Item 5, so there will be no broker non-votes on that item.

What happens if a director candidate receives less than a majority of the votes cast?

In 2011, Applied’s Board adopted a majority voting policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, his or her resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance Committee. Notwithstanding the resignation, the Corporate Governance Committee may recommend to the Board that the nominee be asked to serve as a director for his or her term of election and under such arrangements as are approved by the committee. If the Corporate Governance Committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the Corporate Governance Committee recommends that the director be asked to serve his or her term as a director notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on such recommendation.

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

What does it mean if I receive multiple sets of proxy materials?

Receiving multiple sets usually means your shares are held in different names or different accounts. Please respond to all of the proxy solicitation requests to ensure all of your shares are voted.

May I revoke my proxy?

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time by telephone or via the Internet, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Who pays the costs of soliciting proxies?

Applied pays these costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Morrow & Co., LLC, at an estimated fee of $8,000 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally, and by telephone, facsimile, or other electronic means.

Who counts the votes?

Computershare Trust Company, N.A., will act as inspector of election and tabulate the votes.

ITEM 1 — ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board of Directors into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the 2011 annual meeting, the shareholders will elect directors for a three-year term expiring in 2014 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Board’s Corporate Governance Committee recommended, and the Board has nominated, three incumbents for election as directors: Thomas A. Commes, John F. Meier, and Peter C. Wallace.

Messrs. Meier and Wallace were most recently elected at the 2008 annual meeting and their terms expire this year. Mr. Commes was elected at the 2009 annual meeting and his current term expires in 2012. The Board renominated them following the Corporate Governance Committee’s review and evaluation of their performance.

Mr. Commes has been nominated to replace David L. Pugh in the class whose term will expire in 2014. Mr. Pugh is retiring as Applied’s Chief Executive Officer and will resign from the Board at or before the expiration of his term at the 2011 annual meeting. A search for his successor is underway. The Board currently intends to reduce its size to nine directors following the effective time of Mr. Pugh’s resignation unless, by that time, a new Chief Executive Officer is selected and elected to the Board. The Board reassigned Mr. Commes to the class whose term will expire in 2014 to comport with both applicable law and Section 9 of Applied’s Code of Regulations, which provides in relevant part, “If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible . . . .”

The directors serving for terms expiring in 2012 and 2013 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. If a nominee becomes unavailable to serve, the proxies reserve discretion to vote for any other person or persons who may be nominated at the meeting and/or to vote to reduce the number of directors. We are not aware of any existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends that the shareholders vote FOR the nominees.

Below we show background information about the nominees and the directors continuing in office. Unless otherwise stated, the individuals have held the positions indicated for the last five years. We also include a summary of reasons our Board concluded, as of the date of this proxy statement, that the respective director or nominee should serve as an Applied director, in light of our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

Nominees for Election as Directors with Terms Expiring in 2014

Thomas A. Commes

Director since 1999, member of Audit and Executive Committees

Business Experience. Until his retirement in 1999, Mr. Commes, age 69, was President and Chief Operating Officer, and a director, of The Sherwin-Williams Company (NYSE: SHW), a manufacturer, distributor, and retailer of paints and painting supplies. His career included service as that company’s Chief Financial Officer.

Other Directorships in Previous 5 Years. Agilysys, Inc. (NasdaqGS: AGYS), U-Store-It Trust (NYSE: YSI; until 2008)

Qualifications. Mr. Commes has an extensive background in finance and accounting through his education and work as a Certified Public Accountant with an international public accounting firm and later as a financial executive for several large retailers, culminating in his role as Sherwin-Williams’ Chief Financial Officer. Mr. Commes then served as President and Chief Operating Officer of Sherwin-Williams, a multi-billion dollar company, for over a decade. From these experiences, he brings to the Board in-depth knowledge of business operations, including the logistics of operating a network of distribution centers and sales outlets, a fundamental characteristic of our business. He also has extensive acquisitions and financing experience. This knowledge and experience, along with his service on other public company boards, make him well-suited for our Board and, in particular, the Audit Committee, which he chairs.

John F. Meier

Director since 2005, member of Executive Organization & Compensation Committee

Business Experience. Until his retirement in July 2011, Mr. Meier, age 63, was Chairman and Chief Executive Officer of Libbey Inc. (NYSE Amex: LBY), a leading supplier of glass tableware products in the U.S., Canada, and Mexico, in addition to supplying to other key international markets.

Other Directorships in Previous 5 Years. Cooper Tire & Rubber Company (NYSE: CTB), Libbey Inc. (until July 2011)

Qualifications. Mr. Meier served as Libbey’s Chairman and Chief Executive Officer for 18 years, having led the company through significant business acquisitions and international expansion. He brings to the Board broad general management and marketing experience, including considerable experience working with distributors in markets throughout the world. He also contributes the knowledge and skills he has acquired and continues to acquire through service on other public company boards.

Peter C. Wallace

Director since 2005, member of Executive Organization & Compensation and Executive Committees

Business Experience. Mr. Wallace, age 57, has served as President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (NYSE: RBN) since 2004. Robbins & Myers is a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for the energy, chemical, pharmaceutical, and industrial markets worldwide. Prior to joining Robbins & Myers, Mr. Wallace was President and Chief Executive Officer of IMI Norgren Group, a manufacturer of sophisticated motion and fluid control systems for original equipment manufacturers.

Other Directorships in Previous 5 Years. Robbins & Myers, Inc., Rogers Corporation (NYSE: ROG; since 2010)

Qualifications. Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Prior to joining Robbins & Myers, Mr. Wallace had global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

Continuing Directors with Terms Expiring in 2012

Peter A. Dorsman

Director since 2002, member of Corporate Governance and Executive Committees

Business Experience. Mr. Dorsman, age 56, has served as Senior Vice President, Global Operations for NCR Corporation (NYSE: NCR) since October 2007. NCR is a global technology company providing assisted and self-service solutions and comprehensive support services that address the needs of retail, financial, travel, healthcare, hospitality, entertainment and gaming organizations in more than 100 countries. He joined NCR in April 2006 as Vice President and General Manager of its Systemedia business. From 2000 to 2004, he had been Executive Vice President & Chief Operating Officer of The Standard Register Company (NYSE: SR), a leading provider of information solutions for financial services, healthcare, manufacturing, and other markets worldwide.

Qualifications. Mr. Dorsman has broad experience in marketing, sales, strategy, and operations. At NCR, a multi-billion dollar company, he is responsible for global demand and supply planning, sourcing, manufacturing, fulfillment services, logistics, quality/continuous improvement, and sales order management. With his diverse background and knowledge, he contributes insights about many aspects of our business operations and initiatives. In addition, Mr. Dorsman’s leadership skills and dedication have made him an effective Corporate Governance Committee chair.

J. Michael Moore

Director since 1997, member of Audit Committee

Business Experience. Mr. Moore, age 68, is President of Oak Grove Consulting Group, Inc. He was Chairman and Chief Executive Officer of Invetech Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products, and specialty maintenance and repair products, prior to its acquisition by Applied in 1997.

Qualifications. Mr. Moore was the longtime Chairman and Chief Executive Officer of Invetech, an industrial distributor and direct competitor of Applied’s. After Applied acquired Invetech, Mr. Moore continued to participate in industry trade associations, and served as board chairman of the National Association of Wholesaler-Distributors. His firsthand experience with the operational, financial, and marketplace dynamics of Applied’s industry makes him a key contributor to the Board’s business discussions. In addition, Mr. Moore’s career includes service as Invetech’s Chief Financial Officer and as a board member, and chairman, of the Detroit branch of the Federal Reserve Bank of Chicago.

Dr. Jerry Sue Thornton

Director since 1994, member of Audit Committee

Business Experience. Dr. Thornton, age 64, is President of Cuyahoga Community College, the largest multi-campus community college in Ohio.

Other Directorships in Previous 5 Years. American Greetings Corporation (NYSE: AM), RPM, Inc. (NYSE: RPM), National City Corporation (formerly NYSE: NCC; until 2009)

Qualifications. Dr. Thornton is a preeminent educator with significant experience in career training. Our workforce is our most important resource, and her background and skills help the Board monitor Applied’s efforts to maximize our associates’ potential. Having served as Cuyahoga Community College’s President for over 19 years, overseeing a budget of over $320 million, she also contributes broad general management skills to Applied’s Board. In addition, Dr. Thornton has extensive service as a director of other NYSE-listed companies, including participation on numerous key board committees.

Continuing Directors with Terms Expiring in 2013

William G. Bares

Director since 1986, member of Executive Organization & Compensation Committee

Business Experience. Mr. Bares, age 70, retired as Chairman and Chief Executive Officer of The Lubrizol Corporation (NYSE: LZ) in 2004. Lubrizol is a premier specialty chemical company focused on providing innovative technology to global transportation, industrial, and consumer markets.

Other Directorship in Previous 5 Years. KeyCorp (NYSE: KEY; until May 2011)

Qualifications. Mr. Bares has demonstrated success in business and strong public company leadership skills, serving as Lubrizol’s Chairman and Chief Executive Officer for eight years and President for over 20 years. In those roles, he directed his company’s global expansion, including making significant business acquisitions and overseeing their financing. As a member of several public company boards during his career, he has chaired numerous key committees and has also served as the lead or presiding director.

L. Thomas Hiltz

Director since 1981, member of Corporate Governance Committee

Business Experience. Mr. Hiltz, age 65, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 500,000 shares (as of June 30, 2011) of Applied stock.

Other Directorship in Previous 5 Years. Great American Financial Resources, Inc. (formerly NYSE: GFR; 2007-2008)

Qualifications. Mr. Hiltz’s background as a practicing lawyer and fiduciary includes diverse experience with business transactions, including mergers and acquisitions, and board governance. In addition to his service for Great American Financial Resources, Inc. (prior to its acquisition by American Financial Group, Inc.), he has served as a director of numerous private companies, some with significant minority shareholder bases, and led those boards in overseeing large corporate transactions. Mr. Hiltz also is the Board’s longest-serving member, contributing to Board deliberations an institutional memory stretching back several generations of executive teams.

Edith Kelly-Green

Director since 2002, member of Corporate Governance Committee

Business Experience. Until her retirement in 2003, Ms. Kelly-Green, age 58, was Vice President and Chief Sourcing Officer of FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation (NYSE: FDX).

Qualifications. Ms. Kelly-Green has significant procurement and logistics experience from her service with FedEx Express, where she was successful in designing and enhancing the company’s extensive internal supply chain processes. Because Applied is a distributor, the processes of buying, inventorying, and transporting products are critical to our business. In addition, her career began in the field of accounting as a Certified Public Accountant with an international public accounting firm and she served as Vice President-Internal Audit with FedEx Corporation. Ms. Kelly-Green’s skills and background in these areas make her well-suited for our company and Board.

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

•	Code of Business Ethics,

•	Board of Directors Governance Principles and Practices,

•	Director Independence Standards, and

•	Charters for the Audit, Corporate Governance, and Executive Organization & Compensation Committees of our Board.

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for “independence.” In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines the director has no material relationship with Applied. In assessing a relationship’s materiality, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all the directors, other than Mr. Pugh, our Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2011, the Board had seven meetings. Each director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served.

Applied expects its directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Meetings of Non-Management Directors

Applied’s non-management directors meet in executive sessions without management, typically at every regular Board meeting. Effective July 1, 2011, Mr. Wallace, the Executive Organization & Compensation Committee chair, calls and serves as the presiding director of the sessions; Mr. Dorsman, the Corporate Governance Committee chair, had this role during the fiscal year ended June 30, 2011. On the independent directors’ behalf, the presiding non-management director provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance Committee.

Board Leadership Structure

The Board is led by a Chairman it elects. Mr. Pugh, our Chief Executive Officer, is also Chairman. Our other directors are independent.

The Board periodically evaluates its leadership structure. The Board has concluded that, under Mr. Pugh’s leadership, having our Chief Executive Officer as Chairman is in Applied’s best interests because it promotes unity of vision for the company’s leadership. The Board also believes that Applied and its shareholders are well served by having a Chairman who has a wide-ranging, in-depth knowledge of Applied’s operations and the business landscape and who can best identify the strategic issues to be considered by the Board. In addition, the structure promotes the timely flow of information to support Board decision-making.

There are benefits and limitations to combining the offices of Chairman and Chief Executive Officer, but the Board believes that, in Applied’s case, the limitations are substantially diminished by existing safeguards. These safeguards include the roles of the presiding non-management director and the independent chairs of the key committees, regular meetings of the non-management directors in executive session, and the fact that executive compensation is determined by a committee of independent directors who review market compensation and performance levels.

As noted previously, Mr. Pugh has announced his retirement as Chief Executive Officer and his resignation from the Board, both of which will take effect at or before the annual meeting. A search is underway for his successor. As the search concludes, the Board intends to reevaluate its leadership structure under the circumstances then existing.

Committees

The Board’s Audit, Corporate Governance, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in the NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under applicable federal securities laws.

The committee members’ names and number of meetings held in fiscal 2011 follow:

Committee	Members	Number of Meetings
Audit Committee	Thomas A. Commes, chair J. Michael Moore Dr. Jerry Sue Thornton Stephen E. Yates (until October 26, 2010)	4
Corporate Governance Committee	Peter A. Dorsman, chair L. Thomas Hiltz Edith Kelly-Green	8
Executive Organization & Compensation Committee	Peter C. Wallace, chair William G. Bares John F. Meier	10

We briefly describe each committee below. The committees’ charters, posted via hyperlink from the investor relations area of Applied’s website, contain more complete descriptions. The Board also has a standing Executive Committee which, during the intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the presiding non-management director, and the other committee chairs, did not meet in fiscal 2011.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. The committee appoints, determines the compensation of, evaluates, and oversees the work of the independent auditor, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934 and that Mr. Commes is an “audit committee financial expert,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 50 of this proxy statement.

Corporate Governance Committee. The Corporate Governance Committee assists the Board by reviewing and evaluating potential director nominees, Board and Chief Executive Officer performance, Board governance matters, director compensation, compliance with laws, public policy matters, and other issues. The committee also administers long-term incentive awards to directors under the 2007 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves the executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2007 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC serves as the committee’s independent executive compensation consultant.

In approving the officers’ compensation and benefits, the committee bases its decisions on a number of factors and considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information and recommendations provided by the independent consultant; and recommendations from Applied’s Chief Executive Officer as to the other officers’ compensation and benefits.

For more information on the committee, please read, beginning on page 17, the “Compensation Discussion and Analysis” portion of this proxy statement.

Board’s Role in Risk Oversight

Risk is inherent in every enterprise, and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that robust communication with management is essential for risk management oversight. Senior management attends quarterly Board meetings and is available to respond to directors’ questions or concerns about risk management-related and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the company’s strategies, challenges, risks, and opportunities. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in fulfilling its responsibility in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions.

•	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

•	The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and arising from our executive compensation policies and programs.

•	The Corporate Governance Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture and ethical compliance.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

Communications with Board of Directors

Shareholders and other interested parties may communicate with any director by writing to that individual c/o Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if desired, through a form located in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review these communications and to exercise his judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers Applied’s developing needs and the desired characteristics of a new director, as determined from time to time by the committee. The committee then considers various attributes of candidates, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the Board’s needs. The committee in the past has engaged a professional search firm, to which it paid a fee, to assist in identifying and evaluating potential nominees to the Board, and may do so again in the future.

The committee will also consider qualified director candidates recommended by our shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the first anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, diversity considerations, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to any proposed transaction in which Applied is a participant, the aggregate amount involved exceeds $50,000 in any fiscal year, and any director, executive officer or significant shareholder, or any immediate family member of such a person, has a direct or indirect material interest. The policy provides that the Corporate Governance Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in any discussion or approval of a transaction for which he or she is a related person.

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Pugh, our Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance Committee reviews our directors’ compensation annually. The committee seeks to provide a competitive compensation program to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board of Directors.

The committee bases its decisions on a number of considerations, including published survey data and the committee’s own reasoned judgment. In general, the committee targets the median director compensation levels for comparably sized companies in similar industries, considering also the time commitments required of directors. A majority of the directors must approve any change.

Management assists the committee by preparing and presenting analyses at the committee’s request, but does not play a role in determining or recommending the amount or form of director compensation.

As a result of the fiscal 2011 review, and to maintain the program’s competitiveness, effective as of July 1, 2011, the Board increased the quarterly director retainer by $3,750.

Components of Compensation Program

The primary components of the director compensation program follow:

•	Retainer. Effective as of July 1, 2011, directors earn a $13,750 quarterly retainer, or $55,000 annually.

•	Meeting Fees. Directors earn a $1,500 fee for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or telephone conferences at the request of the Chairman, the presiding non-management director, or a committee chair. In addition, Applied pays directors $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes.

•	Committee Chair Retainer. The chairs of the Audit Committee, the Corporate Governance Committee, and the Executive Organization & Compensation Committee each earn an additional $1,875 quarterly retainer.

•	Presiding Non-Management Director Retainer. The presiding non-management director earns an additional $1,875 quarterly retainer.

•	Long-Term Incentives. Annually, after reviewing survey data, the Corporate Governance Committee considers long-term incentive awards to the directors. In 2011, the committee awarded each director 2,724 stock options and 1,611 restricted shares under the 2007 Long-Term Performance Plan. The stock options’ exercise price is the closing market price for Applied stock on the grant date. The options are exercisable immediately and expire on the tenth anniversary of the grant date. The restricted shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

•	Deferred Compensation Plan for Non-Employee Directors. Pursuant to the Deferred Compensation Plan for Non-Employee Directors, and subject to Internal Revenue Code (“Code”) section 409A, a director may defer payment of future retainer and meeting fees. Deferred fees are deemed invested, at a director’s option, in Applied stock and/or a money market fund, which earns interest at the prevailing market rate.

At the end of the quarter in which the compensation would otherwise become due and payable, Applied transfers the amount deferred, in either cash or treasury shares (depending on the option chosen), to a grantor trust. In general, distribution of a director’s account commences in the manner — lump sum or up to 10 annual installments — and at the time designated in the director’s election form. The plan prohibits acceleration of distributions and any distribution change must comply with section 409A.

Four directors defer all or a portion of their retainer and meeting fees and elect to have the fees invested in Applied stock.

•	Other Benefits. In addition to the items described above, Applied reimburses directors for travel expenses for attending meetings, as well as for expenses incurred in attending director education seminars and conferences. The directors also participate in our travel accident insurance plan and may elect to participate in our contributory health care plan, although the latter benefit will not be available to future new directors.

Stock Ownership Guideline

Applied expects each non-employee director to maintain, within five years of joining the Board, ownership of Applied shares valued at a minimum of three times the annual retainer fees, or $165,000. Directors may hold the shares directly or indirectly, including shares deemed invested in the Deferred Compensation Plan for Non-Employee Directors, but not including unexercised stock options. All the directors currently satisfy this guideline.

Director Compensation — Fiscal Year 2011

The following table shows information about each non-employee director’s compensation in 2011.

	Fees Earned			All Other
	or Paid in	Stock Awards	Option Awards	Compensation
Name	Cash ($)	($) (1)	($) (2)	($) (3)	Total ($)
William G. Bares	67,250	51,053	33,255	0	151,558
Thomas A. Commes	64,000	51,053	33,255	0	148,308
Peter A. Dorsman	81,000	51,053	33,255	0	165,308
L. Thomas Hiltz	66,500	51,053	33,255	25,316	176,124
Edith Kelly-Green	66,500	51,053	33,255	0	150,808
John F. Meier	59,500	51,053	33,255	0	143,808
J. Michael Moore	59,500	51,053	33,255	23,614	167,422
Dr. Jerry Sue Thornton	56,500	51,053	33,255	0	140,808
Peter C. Wallace	70,625	51,053	33,255	0	154,933
Stephen E. Yates (4)	27,000	0	0	0	27,000

(1)	At June 30, 2011, each current non-employee director held 1,611 restricted shares of Applied stock. These shares will vest in January 2012. Applied pays dividends on the restricted stock at the same rate paid to all shareholders and the directors hold voting rights for the shares. The amounts in the table represent the aggregate grant date fair value of the 2011 awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)	At June 30, 2011, the current directors held the corresponding numbers of stock options: Mr. Bares — 46,434; Mr. Commes — 14,549; Mr. Dorsman — 22,434; Mr. Hiltz — 46,434; Ms. Kelly-Green — 37,434; Mr. Meier — 22,434; Mr. Moore — 28,434; Dr. Thornton — 46,434; and Mr. Wallace — 22,434. The Corporate Governance Committee awarded each current director 2,724 stock options in 2011. The amounts in the table represent the aggregate grant date fair value of the 2011 awards computed in accordance with FASB ASC Topic 718.

(3)	The amounts for Messrs. Hiltz and Moore reflect the value of health care benefits. Aggregate perquisites and other personal benefits provided to each other outside director did not exceed $10,000 in value and are not required to be reported.

(4)	Mr. Yates resigned from the Board effective with the expiration of his term on October 26, 2010.

BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

The following table shows beneficial ownership of Applied common stock, as of June 30, 2011, by (i) each person believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the named executive officers included in the Summary Compensation Table on page 29, and (iv) all directors, nominees, and executive officers as a group.

	Shares		Percent of
Name of Beneficial Owner	Beneficially Owned on June 30, 2011 (1)		Class (%) (2)
Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	3,793,131	(3)	8.9
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,648,309	(4)	8.6
Applied Industrial Technologies, Inc. Retirement Savings Plan c/o Wells Fargo Bank, N.A. 901 Marquette Avenue, Suite 500 Minneapolis, Minnesota 55402	2,997,415	(5)	7.0
The Vanguard Group, Inc. P.O. Box 2600 Valley Forge, Pennsylvania 19482-2600	2,303,491	(6)	5.4
William G. Bares	129,679	(7)
Fred D. Bauer	118,186
Thomas A. Commes	83,732
Peter A. Dorsman	58,060
Mark O. Eisele	190,738
L. Thomas Hiltz	565,767	(8)	1.3
Edith Kelly-Green	73,000
John F. Meier	41,435
Benjamin J. Mondics	128,333
J. Michael Moore	91,408	(9)
David L. Pugh	738,955		1.7
Jeffrey A. Ramras	108,847
Dr. Jerry Sue Thornton	109,865
Peter C. Wallace	45,236
All directors, nominees, and executive officers as a group (18 individuals)	2,691,173	(10)	6.2

(1)	We have determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2011, by exercising vested stock options and stock-settled stock appreciation rights (“SARs”), as follow: Mr. Bares — 46,434; Mr. Bauer — 69,875; Mr. Commes — 14,549; Mr. Dorsman — 22,434; Mr. Eisele — 87,644; Mr. Hiltz — 46,434; Ms. Kelly-Green — 37,434; Mr. Meier — 22,434; Mr. Mondics — 82,825; Mr. Moore — 28,434; Mr. Pugh — 313,875; Mr. Ramras — 75,361; Dr. Thornton — 46,434; and Mr. Wallace — 22,434. The totals also include the following shares held in nonqualified deferred compensation plan accounts for which the beneficial owner has voting, but not dispositive power: Mr. Bares — 11,658; Mr. Commes — 14,409; Mr. Dorsman — 27,077; Mr. Eisele — 6,776; Ms. Kelly-Green — 2,696; Mr. Meier — 8,437; Mr. Moore — 25,623; Mr. Ramras — 20,830; Dr. Thornton — 26,516; and Mr. Wallace — 12,313. Each non-employee director’s total also includes 1,611 restricted shares of stock, for which the director has voting but not dispositive power. The executive officers’ totals do not include their restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%.

(3)	Royce & Associates, LLC, reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 9, 2011.

(4)	BlackRock, Inc. reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13G filed with the SEC on February 2, 2011.

(5)	The trustee of the Applied Industrial Technologies, Inc. Retirement Savings Plan, a tax-qualified defined contribution plan with a Code section 401(k) feature, holds shares for the benefit of plan participants. Participants may vote all shares allocated to their accounts and also vote on a pro rata basis, as named fiduciaries, shares for which no voting instructions are received.

(6)	The Vanguard Group, Inc. reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 10, 2011, indicating it had sole voting and shared dispositive power for 58,362 shares, and no voting but sole dispositive power for 2,245,129 shares.

(7)	Includes 5,062 shares owned by Mr. Bares’ wife, who has sole voting and dispositive power.

(8)	Includes 500,000 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation in 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(9)	Includes 35,740 shares held by an irrevocable family trust of which Mr. Moore disclaims beneficial ownership.

(10)	Includes 1,032,708 shares that could be acquired by the individuals within 60 days after June 30, 2011, by exercising vested stock options and SARs. In determining share ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator. Also includes 62,876 shares held by Applied’s Retirement Savings Plan for the executive officers’ benefit; these shares are included too in the figure shown for the plan’s holdings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides details about the compensation program for Applied’s executive officers. It describes the company’s compensation philosophy and objectives, roles and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2011.

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ending on June 30.

Summary of 2011 Compensation

The Board’s Executive Organization & Compensation Committee (the “Committee”) left the executive officers’ targeted pay largely unchanged in 2011: the Committee did not adjust the executive officers’ base salaries or annual incentive target values — these remained unchanged since 2009 — and long-term incentive target values for the executive officers named in the Summary Compensation Table on page 29 (the “named executive officers”) were adjusted modestly, by less than 5%. These actions were the outcome of the Committee’s review of market pay data from a new distributor-only peer group and executive pay trends prevailing at the beginning of the year.

Sales and operating income continued to recover from the recession, and Applied achieved the following results:

	2010	2011	% Improvement

Sales	$1.893 billion	$2.213 billion	16.9
Net Income	$65.9 million	$96.8 million	46.8
After-Tax Return on Assets (“ROA”)	7.9%	11.1%	40.5
Year-End Stock Price	$25.32	$35.61	40.6

2011 sales and net income set company records. These accomplishments were particularly notable considering that, during the year, Applied launched a company-wide enterprise resource planning system project, completed and integrated several strategic business acquisitions, and eliminated its long-term debt. Considering the gains in our stock price, which achieved record highs during the year, and reinvested dividends, our shareholders enjoyed a total shareholder return (“TSR”) of 43.8%.

The executive officers’ annual incentive pay reflected the improving business conditions and performance that exceeded fiscal plan targets. Payouts were at 167.1% of target values.

Applied did not, however, achieve three-year sales growth and return on sales goals set by the Committee in the summer of 2008. Consistent with our compensation program’s alignment with performance, the executive officers earned only partial three-year performance grant incentive payouts, at 64.3% of target achievement.

Compensation Philosophy and Objectives

As with our overall business, Applied’s primary goal in compensating our executive officers is maximizing long-term shareholder return. In pursuing this goal, we seek to design and to maintain a program that will accomplish the following:

•	Attract and retain qualified and motivated executives by providing compensation that is competitive with our industry peers, and
•	Motivate executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies.

Applied is an industrial distributor in a mature market. The business is highly competitive, with many other companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to our success. For this reason, we aim to design Applied’s executive compensation program to be competitive with other distributors’ programs. We also consider trends and practices outside the industry to understand leading or best practices and their potential implications for Applied.

Consistent with maximizing shareholder return, Applied believes it is important for executives to focus on both short-term and long-term performance. Accordingly, we provide annual and long-term incentive plans designed to align executives’ interests with those of shareholders.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

•	Setting compensation components and levels for the Chief Executive Officer and the other executive officers,
•	Overseeing Applied’s executive compensation and benefit plans, including approving annual and long-term incentive awards, and
•	Approving incentive plan goals that use performance metrics and evaluating performance at the end of plan terms (i.e., annually and on a three-year basis) to determine whether goals have been achieved.

The Committee routinely receives a tally sheet displaying updated data with respect to the material components of each executive’s compensation and benefits. This enables the Committee to make decisions with respect to each component in the context of total compensation.

Independent Compensation Consultant. Pay Governance LLC serves as the Committee’s independent compensation consultant, assisting the Committee in the following:

•	Establishing the executive compensation program’s components,
•	Analyzing the program’s competitiveness, and
•	Setting each executive officer’s annual target compensation levels.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings and participates in meetings and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee. The firm submits its invoices to the chair for approval and payment by Applied.

Towers Watson & Co. served as the Committee’s consultant for the 2011 compensation review and prepared the pay study described in “Executive Compensation Program Overview,” below. This work was completed at the beginning of the year. Towers Watson’s lead representative for the engagement, and certain of his associates, then left the firm in the first quarter of fiscal 2011 to join Pay Governance, and the Committee subsequently appointed Pay Governance as its consultant.

Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. A separate group within Towers Watson performed retirement plan actuarial work for Applied during the short period in 2011 in which Towers Watson served the Committee, but amounts billed for that work were immaterial.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives may attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our Chief Executive Officer also reports on the other officers’ individual performance and offers recommendations regarding their pay. The Committee sets the officers’ pay in executive session without management present.

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

•	Base salary,
•	Annual incentives,
•	Long-term incentives,
•	Qualified and nonqualified plan benefits, and
•	Perquisites and other personal benefits.

Base salary, annual incentives, and long-term incentives are the primary components. The Committee sets base salaries to be competitive with similar positions in peer distribution companies. Annual incentive pay rewards the achievement of short-term earnings objectives, and longer-term financial goals, stock price appreciation, and executive retention are promoted through long-term incentive awards including performance shares, stock-settled stock appreciation rights (“SARs”), and restricted stock units (“RSUs”).

Applied’s compensation practices reflect our pay-for-performance philosophy. The Committee places the majority of the compensation provided to the named executive officers, including targeted incentive compensation, at risk and tied to company-wide performance. Moreover, as reflected in the table below, incentive compensation generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes that programs leading to equity ownership ensure that the executives’ interests align with those of shareholders. However, to avoid excessive dilution, the Committee manages incentive awards to keep annual share utilization well below 2% of the shares outstanding. The Committee regularly reviews its share utilization in relation to market practices.

The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of salary), and long-term incentive target compensation independently from the other primary elements of compensation. Nevertheless, the Committee reviews data regarding total target cash compensation and total target compensation and considers the information contextually when evaluating each primary compensation element.

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is aligned with competitive market practices.

The following table shows the allocation (rounded) of the opportunity provided in 2011 to the named executive officers among the primary components of compensation — base salary, annual incentive target opportunity, and approximate long-term incentive target opportunity (awarded in equity-based instruments):

		Annual	Long-Term
		Incentive Target	Incentive Target
	Base Salary	Opportunity	Opportunity
Name and Principal Position	(% of Total)	(% of Total)	(% of Total)
David L. Pugh Chairman & Chief Executive Officer	26	26	48

Benjamin J. Mondics President & Chief Operating Officer	33	22	45

Mark O. Eisele Vice President - Chief Financial Officer & Treasurer	39	24	37

Fred D. Bauer Vice President - General Counsel & Secretary	42	22	36

Jeffrey A. Ramras Vice President - Supply Chain Management	46	23	31

As reflected in the table, more senior executives have more pay at risk. While Mr. Pugh, our Chief Executive Officer, earns a higher salary than the other officers, the primary components of his compensation are also more heavily weighted toward incentive pay. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among the companies in the peer group described below.

Competitive Pay Review in 2011. In previous years, to help evaluate Applied’s executive compensation, the Committee’s consultant prepared a target compensation study from its proprietary database, considering compensation and performance data from a peer group composed of a mix of companies in the distribution, manufacturing, and industrial machinery and equipment industries.

In 2011, after further deliberation, the Committee revised the peer group to focus exclusively on distribution companies, primarily industrial distributors, believing this group more accurately reflected the company’s principal market for senior executives. Comparisons with other distributors helped provide the Committee greater insight into executive pay and benefits relative to companies in similar market environments.

With assistance from Towers Watson, the Committee selected a group of 20 companies with sales ranging from $700 million to $5 billion, and median sales of $1.5 billion, compared with Applied’s fiscal 2010 sales of $1.9 billion. In addition to sales, the Committee considered number of employees, total assets, total capital, and market capitalization in selecting the peers. Each company had disclosed compensation data for its top officers in SEC filings. Management did not participate in selecting the companies.

The 2011 peer group (the “Peer Group”) included the following companies:

AAR Corp. A. M. Castle & Co. Airgas, Inc. Anixter International Inc. Bell Microproducts Inc. Brightpoint, Inc. DXP Enterprises Inc.	Fastenal Company H&E Equipment Services, Inc. Interline Brands, Inc. Kaman Corporation LKQ Corporation MSC Industrial Direct Co., Inc. Metals USA Holdings Corp.	Nu Horizons Electronics Corp. Olympic Steel, Inc. Park-Ohio Holdings Corp. ScanSource, Inc. WESCO International, Inc. Watsco, Inc.

After the Peer Group was selected, Towers Watson prepared its compensation study, analyzing the competitiveness of the named executive officers’ target compensation relative to comparable Peer Group data. The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Towers Watson presented other competitive pay data from other sources: a group of companies in the Standard & Poor’s Small Cap 600 Index with sales comparable to Applied, but operating in a variety of industries; and surveys of hundreds of companies across many industries, produced by several large compensation consulting firms. The Committee requested this supplemental data as a secondary resource, not for making pay decisions, but to help confirm the reliability of the Peer Group data.

Towers Watson analyzed base salary, annual incentive target compensation, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

Towers Watson also compared Applied’s business performance, over one- and five-year periods, with the Peer Group companies’ performance, considering numerous metrics, including sales growth, EBITDA, operating income, net income margins, return on assets, and total shareholder return. Performance comparisons assist the Committee in examining how Applied’s executive pay aligns with company performance relative to peers.

Using Towers Watson’s study, the Committee evaluated each primary compensation component, by position, against the market. In most years, including 2011, the Committee seeks to target total compensation near the market median if Applied’s performance targets are met. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

It is important to note, however, that market medians and the ranges around them only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

Components of Compensation

Base Salary. The Committee observes a general policy that base salaries for executive officers who have been in their positions for at least three years and are meeting performance expectations should be near the market median for comparable positions. As with all components of pay, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills, as well as to reflect factors such as long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

As discussed above, the Committee did not adjust the executive officers’ base salaries in 2011, and they remained unchanged since 2009. This was due primarily to the Committee’s adoption of a new peer group composed exclusively of distribution companies. Relative to the new group, Applied’s base salaries were generally above median levels. After considering the peer group data, executive pay trends in the broader market (with a number of companies having frozen salary budgets), and the more subjective factors referenced above, the Committee determined that base salary adjustments were not warranted.

The fact that base salaries were not increased was not an indication of the Committee’s dissatisfaction with the performance of Applied or the individual officers. Rather, it reflected the Committee’s discipline of managing base salaries within the framework of Applied’s pay philosophy and the competitive data from the new peer group.

Annual Incentives. The Management Incentive Plan rewards executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total short-term compensation near the market median when Applied meets its annual performance goals, and to pay substantially above the market median when Applied substantially exceeds its goals. If Applied does not achieve the threshold performance level, then the executive officers do not earn annual incentive pay.

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee reviews and discusses proposed objective performance goals for the Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and the attendant risks.

For the 2011 Management Incentive Plan, the Committee set goals tied to the following performance measures:

•	Net income — bottom-line profitability;
•	ROA — a measure of Applied’s operating efficiency; and
•	Sales to government and government-related customers — a key sales initiative.

ROA is calculated by dividing annual net income by average month-end assets for the year. ROA improvements can be achieved by increasing sales, margin, and inventory turnover, all of which are important short-term and long-term objectives for industrial distributors.

Each year, the Committee sets goals it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values. As illustrated in the table below, target and maximum incentive objectives represented significant improvements over results achieved in 2010. The Committee set the 2011 goals as follow:

Net Income	Under	$66.385	$78.1	$97.625
(weighted 65%)	$66.385 million	million	million	million
% of Prorated Portion of Target Award	0%	50%	100%	200%

% Improvement Compared with 2010 Result	—	1%	19%	48%

ROA	Under
(weighted 25%)	7.6%	7.6%	8.9%	11.1%
% of Prorated Portion of Target Award	0%	50%	100%	200%

% Improvement Compared with 2010 Result	—	(4)%	13%	41%

Government Sales	Under		$123.25	$154.063
(weighted 10%)	$104.763 million	$104.763 million	million	million
% of Prorated Portion of Target Award	0%	50%	100%	200%

% Improvement Compared with 2010 Result	—	18%	37%	72%

As shown above, payouts for 2011 could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range of incentive payouts after considering Towers Watson’s guidance as to market practices. Payouts for each performance measure were to be prorated on a straight-line proportional basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

Then the Committee assigns an incentive target — expressed as a percentage of salary — to each executive officer. As with base salaries, the Committee maintained target percentages for 2011 at the same levels used for the previous two years; Towers Watson confirmed that the target percentages approximated market median practices. The named executive officers’ 2011 targets follow:

Name	Base Salary ($)	Incentive Target (%)	Target Award Value ($)
D. Pugh	945,000	100	945,000
B. Mondics	450,000	65	292,500
M. Eisele	438,000	60	262,800
F. Bauer	355,000	53	188,150
J. Ramras	350,000	50	175,000

Applied’s performance dictates the amounts paid. In 2011, the executive officers earned annual incentive pay as a result of achieving incentive goals as follows:

Goal	2011 Achievement	Payout as % of Prorated Portion of Target Award
Net Income (weighted 65%)	$96.759 million	127.1

ROA (weighted 25%)	11.1%	50.0

Government Sales (weighted 10%)	$102.0 million	0.0

		Overall Payout as % of Target Award: 167.1%*

*	The Committee reduced the officers’ overall payout % from the amount calculated by the plan formula due to the net impact of certain nonrecurring income statement items.

Management Incentive Plan payouts are a component of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at page 29.

Long-Term Incentives. The 2007 Long-Term Performance Plan rewards executives for achieving long-term goals. The shareholder-approved plan authorizes long-term incentive awards in a variety of forms. The Committee typically makes awards annually, after the release of the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company performance goals, and executive retention. The Committee intends to pay total long-term compensation near the market median when Applied meets its performance goals and substantially above when Applied substantially exceeds its goals. If goals are not met, then long-term compensation should fall below the market median.

Towers Watson’s study indicated that the long-term incentive target compensation values for most executive officers were below Peer Group median levels. After considering this data, executive pay trends in the broader market, and the more subjective factors referenced above, the Committee approved modest — in all cases, less than 5% — increases to the named executive officers’ long-term incentive target values compared with 2010 (and 2010 values had been maintained at 2009 levels).

In 2011, as in 2010, the Committee awarded the target value approximately one-third in SARs, one-third in RSUs, and one-third in three-year stock-settled performance shares. The Committee believes this mix of long-term incentive vehicles is appropriate, and Towers Watson reported that it reflected practices used by many companies across industries. More importantly, the combination balances the vehicles’ distinct purposes and reflects the Committee’s subjective judgment regarding the portion of incentive earnings that should be paid in shares.

In determining the number of SARs and RSUs to be awarded and performance shares to be targeted, the Committee valued Applied’s shares using a 90-day average price methodology, after considering Towers Watson’s input regarding market practices and the desirability of reducing the impact of short-term stock price volatility.

The Grants of Plan-Based Awards table on page 31 shows the number of SARs and RSUs awarded to the named executive officers, as well as the threshold, target, and maximum payouts for the performance shares.

The following paragraphs describe the three types of long-term incentive awards made in 2011 and also report on performance under the expired 2009-2011 performance grants.

•	SARs. The SARs’ ultimate value to executives depends on Applied’s stock price growth. The base stock price for the SARs awarded in 2011 is $29.27, the market closing price on the grant date. SARs vest 25% on the first through fourth anniversaries of the grant date, subject to continuous employment with Applied. In addition, unvested SARs vest on retirement. SARs expire on the tenth anniversary of the grant date.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term increases in Applied’s stock value. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this purpose.

•	RSUs. RSUs are grants valued in shares of Applied stock, but shares are not issued to the executives until the grants vest three years from the award date, assuming continued employment with Applied. The Committee believes that this use of cliff vesting for restricted stock is more demanding than typical market practices, but appropriate considering the awards’ limited ties to performance. The RSUs do vest, however, albeit on a pro rata basis, if an executive retires during the three-year term. Applied pays dividend equivalents on RSUs on a current basis, which rewards management for the total returns delivered to shareholders.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

•	Performance shares. At the beginning of each three-year performance shares period, the Committee sets a target number of shares of Applied stock to be paid to each executive officer at the end of the period. The actual payout the executive earns is calculated, relative to the target payout, based on Applied’s achievement of objective performance goals. If an executive retires during the three-year term, the performance shares vest based on the period worked, tied to actual performance.

Each year, as a new three-year period begins, the Committee reviews the business plan and market outlook for the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines the performance measures and goal ranges at which payouts can be earned. The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require officers to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 31 shows the threshold, target, and maximum payouts for the performance shares awarded to the named executive officers in 2011.

Because the payout is measured in number of shares, the value of the award depends on both the company’s operating performance and its stock price, motivating the executives throughout the performance period with regard to both measures.

Performance shares are intended to provide incentives to achieve goals over a three-year period. For the 2011-2013 performance shares, the Committee set separate goals for each year tied 75% to Applied’s earnings before interest, tax, depreciation, and amortization (“EBITDA”), and 25% to ROA. EBITDA is calculated from our financial statements by starting with operating income, as shown in the statements of consolidated income, and then adding the following items from the statements of consolidated cash flows: depreciation and amortization of property, amortization of intangibles, amortization of stock option and appreciation rights, and goodwill or intangibles impairment (if any). The Committee considered these financial metrics to be appropriate measures of management’s impact on the company’s operating performance and efficiency over a three-year period.

Each participant’s targeted number of performance shares for the three-year period is, in effect, divided into thirds for each fiscal year. Shares awarded for achievement during a particular fiscal year are then banked for distribution at the end of the three-year term and do not affect distributions for the other years.

The goals for the first year, 2011, were as follow:

EBITDA	Under	$122.52	$153.15	$191.437
(weighted 75%)	$122.52 million	million	million	million
% of Prorated Portion of Target Share Award	0%	50%	100%	200%

% Improvement Compared with 2010 Result	—	(9)%	14%	42%

ROA	Under
(weighted 25%)	7.1%	7.1%	8.9%	11.1%
% of Prorated Portion of Target Share Award	0%	50%	100%	200%

% Improvement Compared with 2010 Result	—	(10)%	13%	41%

As shown above, banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this payout range after considering Towers Watson’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

Again, Applied’s performance dictates the amounts paid. In 2011, as a result of achieving incentive goals, the participants banked awards, to be distributed in shares of Applied stock at the end of 2013, as follows:

		Banked Award as % of
2011 Goal	Achievement	Target Performance Shares for 2011
EBITDA (weighted 75%)	$175.85 million	119.5
ROA (weighted 25%)	11.1%	50.0
		Overall:169.5%

•	2009-2011 performance grants. Prior to 2010, the Committee made annual awards to the executive officers of three-year performance grants. Performance grants were similar to performance shares, except they had target dollar payouts rather than target share payouts. Once the performance achievement was determined at the end of the three years, the Committee made payouts, if any, in cash.

Payouts could range from 0% to 200% of the targeted dollar levels, with 100% as the target payout.

The Committee established two sets of goals for the 2009-2011 performance grants. Two-thirds of the target payout depended on the achievement of sales growth and average annual return on sales goals, providing a balance between growth and profitability. Payout levels were linked in a matrix with multiple ranges of achievement for various combinations of the two goals.

The matrix for the 2009-2011 performance grants is shown below. In reviewing the goals, please note the following:

•	The goals incorporated projections from Applied’s $166 million acquisition of Fluid Power Resource, LLC, which was completed shortly after the beginning of the performance period;
•	Applied had achieved then-record sales ($2.1 billion) and net income ($95.5 million) in fiscal 2008; and
•	The Committee set the goals in the summer of 2008, immediately before the global economic and financial crisis.

2009-2011 Performance Grant Matrix

Cumulative Annual Sales Growth Percentage
		Under 9.27%	9.27% - 9.84%	9.85% - 10.49%	10.50% - 11.24%	11.25% - 12.27%	Above 12.27%
		(3-year total sales	(3-year total sales	(3-year total sales	(3-year total sales	(3-year total sales	(3-year total sales
		less than	of $7.5046-$7.5846	of $7.5847-$7.6785	of $7.6786-$7.7870	of $7.7871-$7.9366	greater than
		$7.5046 billion)	billion)	billion)	billion)	billion)	$7.9366 billion)
Average Annual Return on Sales (%)	Greater than 5.19%	Payout = 75%	Payout = 150%	Payout = 180%	Payout = 180%	Payout = 200%	Payout = 200%

	4.35% - 5.19%	Payout = 50%	Payout = 100%	Payout = 120%	Payout = 160%	Payout = 180%	Payout = 200%

	4.05% - 4.34%	Payout = 0%	Payout = 70%	Payout = 80%	Payout = 100%	Payout = 120%	Payout = 140%

	3.65% - 4.04%	Payout = 0%	Payout = 40%	Payout = 40%	Payout = 60%	Payout = 70%	Payout = 80%

	2.85% - 3.64%	Payout = 0%	Payout = 20%	Payout = 20%	Payout = 25%	Payout = 30%	Payout = 40%

	Less than 2.85%	Payout = 0%	Payout = 0%	Payout = 0%	Payout = 0%	Payout = 0%	Payout = 0%

The other third of the target payout was tied to the company’s cumulative TSR compared with other companies in Applied’s and related industries. The calculations used average market closing prices for the ten days prior to the beginning and the end of the three-year period. Payouts were determined based on absolute return and percentile ranking. A 100% payout depended on Applied stock achieving a three-year return at least at the 50th percentile and greater than 12.49% on an absolute basis. The payouts scaled higher up to a potential 200% payout if Applied’s three-year return was at the 75th percentile or higher. If, however, the return was lower than the 45th percentile or lower than 0% on an absolute basis, then the executive officers would not earn a payout for this portion of the grants.

The companies used for TSR comparison purposes were the following:

Airgas, Inc. Altra Holdings, Inc. Anixter International Inc. Baldor Electric Co. (acquired during 2011) Barnes Group, Inc. DXP Enterprises, Inc. Donaldson Company, Inc.	Fastenal Company Genuine Parts Company IDEX Corporation Interline Brands, Inc. Kaman Corporation Lawson Products, Inc. MSC Industrial Direct Co., Inc.	Pall Corporation Parker Hannifin Corporation Sauer-Danfoss Inc. The Timken Company WESCO International, Inc. W. W. Grainger, Inc.

The Committee selected these companies in 2009, when the performance grants were awarded, primarily on an industry basis. Unlike the companies selected for the 2011 compensation review, the TSR group included industrial equipment manufacturers as well as distribution companies, and revenue size was not an important consideration.

Ultimately, the executives earned partial payouts for the 2009-2011 performance grant period. With respect to the matrix, Applied’s average annual return on sales for the period was 3.40%, but total sales only reached $6.03 billion, so the threshold levels of achievement were not reached. However, Applied’s TSR for the period, as calculated under the grants, was 45.2%, which placed Applied at the 74th percentile. As a result, the executives earned 193% of the portion of the target payout tied to the TSR goal, or 64.3% of the overall target payouts for the performance grants.

The performance grant payouts are a component of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at page 29.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide personal security and other benefits comparable to those available at similarly sized companies. The Committee, with its independent consultant’s assistance, reviews the executive-level benefits periodically and compares them with market survey information, considering executives’ positions and years of service.

•	Qualified savings plan. Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan) for eligible U.S. employees, including the officers.

•	Supplemental Executive Retirement Benefits Plan. Applied does not have a qualified defined benefit plan for employees generally, but does maintain the Supplemental Executive Retirement Benefits Plan (the “SERP”), a nonqualified defined benefit plan, only for executive officers designated as participants by the Board or the Committee. Providing supplemental retirement benefits assists with executive recruitment and retention.

Normal SERP retirement benefits are payable upon separation from service after attainment of age 65 to participants with at least five years’ credited service as an executive officer. Reduced benefits are available to participants who separate from service with at least 10 years’ credited service with Applied, five as an executive officer.

Each named executive officer participates in the SERP.  Their accrued benefits are described in “Pension Plans,” at page 33.

•	Nonqualified deferred compensation plans. Applied also maintains plans that permit highly compensated U.S. employees, including the executive officers, to defer receiving portions of base salary and cash incentive awards and to accumulate nonqualified savings. Applied does not make contributions to these plans, and participants are not provided above-market or guaranteed returns. We describe the plans more fully in “Nonqualified Deferred Compensation,” at page 34.

•	Welfare plans. Applied maintains a health care plan as well as life and disability insurance plans for full-time U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

•	Retiree health care program. Applied provides retiree health care coverage to executive officers who retire after reaching age 55. Under this program, eligible retirees may participate in the health care plan available to active employees, paying the premiums that active employees pay. When the retiree attains age 65, the program becomes a Medicare supplement.

Perquisites and Other Personal Benefits. Applied provides executive officers with perquisites and other personal benefits that Applied believes are reasonable and consistent with the objective of attracting and retaining superior employees for key positions. As with other compensation, the Committee periodically reviews and adjusts these benefits after reviewing market practices.

In 2011, the principal items available included the following: an automobile allowance, reimbursement and tax gross-up for financial planning, estate planning, and tax return preparation services; an annual executive physical examination; reimbursement and tax gross-up for spousal travel and child care tied to approved business trips; and five weeks’ annual vacation (other employees get five weeks when they achieve 25 years of service). Applied provides some officers with club memberships for business purposes, which are available for personal use as well; the executive pays for expenses related to personal use. See the “All Other Compensation” column of the Summary Compensation Table at page 29.

Change in Control and Termination Benefits. Applied does not have employment contracts with its officers, nor does it have a formal executive severance policy. The Committee retains discretion to determine the severance benefits, if any, to be offered if the company terminates an officer’s employment, other than in the circumstance of a change in control.

Applied’s executive officers do have change in control agreements. These arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to a change or potential change in control are ultimately in the best interests of Applied and its shareholders.

The agreements provide severance benefits if an executive’s employment is terminated by the officer for “Good Reason” or by Applied “Without Cause” (each as defined in the agreements), if the termination occurs within three years after a change in control. The executive, in turn, must not compete with Applied for one year following the termination. We describe the agreements more fully on pages 36-37 of this proxy statement.

Stock Ownership Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. See “Beneficial Ownership of Certain Applied Shareholders and Management” on page 16 for the shares of Applied stock beneficially owned by each named executive officer.

Pursuant to Applied’s stock ownership guidelines, we expect executive officers not to dispose of stock unless their “owned” shares’ market value equals or exceeds the following base salary multiples immediately after the disposition:

Chairman & Chief Executive Officer	5x salary
President & Chief Operating Officer	5x salary
Other executive officers	3x salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan and other deferred compensation plans, and RSUs, but do not include unexercised stock options or SARs, or performance shares.

The guidelines are not mandatory in the sense that they do not require an executive immediately to acquire shares if his or her ownership is below the applicable guideline.

Until the guideline is achieved, the executive is expected to retain the net shares received as a result of the exercise of stock options or SARs. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if applicable) and withholding taxes.

At June 30, 2011, the value of the named executive officers’ holdings (determined as described above) and their individual guidelines were as follow:

Name	Value of Holdings of Applied Stock ($)	Guideline ($)
D. Pugh	19,602,593	4,725,000
B. Mondics	3,173,136	2,250,000
M. Eisele	4,714,550	1,314,000
F. Bauer	2,478,848	1,065,000
J. Ramras	1,769,318	1,050,000

The Committee monitors compliance with the guidelines. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others. With guidelines in force, the Committee has not adopted stock retention policies for equity-based grants.

Consistent with the objectives of the stock ownership guidelines, the company prohibits its insiders from engaging in:

•	Short sales of Applied’s stock;
•	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock; and
•	Certain hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Clawback Provisions

Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee has, since 2010, included provisions in the award terms to claw back compensation under certain circumstances:

•	The Committee may terminate or rescind an award and, if applicable, require an executive to repay all cash or shares (and any dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous six months (and any proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending six months following separation from service, the executive competed with Applied or in certain other circumstances engaged in acts inimical to Applied’s interests.

•	The Committee may require an executive to repay all cash or shares (and any dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and any proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

Tax Deductibility and Regulatory Considerations

Code section 162(m) limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the chief executive officer and the three other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. The law provides an exception for compensation that is performance-based.

In general, the Committee seeks to preserve the tax deductibility of compensation without compromising the Committee’s flexibility in designing an effective, competitive compensation program. Applied has intended for awards under most of the executive incentive programs — Management Incentive Plan awards, income from the exercise of stock options and SARs, and performance grant and performance share payouts — to qualify as performance-based compensation.

In making long-term incentive grants in 2011, the Committee considered executive retention to be a key objective. Accordingly, the Committee selected RSUs as one of three types of awards. Although RSUs do not qualify as performance-based compensation, the Committee believes that drawback is outweighed by the awards’ beneficial impact on executive retention.

Conclusion

The Committee reviews all the components of Applied’s executive compensation program. When making a decision regarding any component of an executive officer’s compensation, the Committee takes into consideration the other components.

The Committee believes that each executive officer’s total compensation is appropriate and that the program’s components are consistent with market standards. The program takes into account Applied’s performance compared to the Peer Group, and appropriately links executive compensation to Applied’s annual and long-term financial results and to the long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s total compensation program for the foreseeable future.

Summary Compensation Table — Fiscal Years 2011, 2010, and 2009

The following table summarizes information, for the years ended June 30, 2011, 2010 and 2009, regarding the compensation of Applied’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers at June 30, 2011.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($) (1)	($) (1)	($) (2)	($) (3)	($) (4)	($)
David L. Pugh	2011	945,000	1,340,566	513,476	2,246,875	2,229,544	99,686	7,375,147
Chairman & Chief	2010	945,000	1,435,480	682,722	1,890,000	754,225	49,498	5,756,925
Executive Officer	2009	945,000	0	917,339	0	7,456,328	62,515	9,381,182

Benjamin J. Mondics	2011	450,000	480,028	185,250	748,989	517,668	64,440	2,446,375
President & Chief	2010	450,000	496,085	235,834	626,393	354,224	56,599	2,219,135
Operating Officer	2009	450,000	0	319,907	37,429	357,224	34,737	1,199,297

Mark O. Eisele	2011	438,000	321,970	123,500	594,182	294,550	61,826	1,834,028
Vice President - Chief	2010	438,000	333,538	158,077	525,600	574,733	59,596	2,089,544
Financial Officer & Treasurer	2009	438,000	0	215,565	0	358,662	35,641	1,047,868

Fred D. Bauer	2011	355,000	234,160	90,250	427,175	186,925	47,480	1,340,990
Vice President -	2010	355,000	242,765	115,353	376,300	400,058	34,432	1,523,908
General Counsel & Secretary	2009	355,000	0	157,087	0	134,065	31,413	677,565

Jeffrey A. Ramras	2011	350,000	181,474	68,401	377,667	221,461	56,289	1,255,292
Vice President -	2010	350,000	183,657	87,156	350,000	316,900	47,126	1,334,839
Supply Chain Management	2009	350,000	0	118,102	0	192,999	42,861	703,962

(1)	Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports to shareholders for those years. The 2011 awards are described in the Compensation Discussion and Analysis at pages 23-24 and the Grants of Plan-Based Awards table on page 31. The amounts reported for 2011 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)
D. Pugh	670,283	670,283
B. Mondics	240,014	240,014
M. Eisele	160,985	160,985
F. Bauer	117,080	117,080
J. Ramras	90,737	90,737

The performance shares’ grant date fair values assume performance at the target level of achievement. If instead it was assumed that the highest level of performance would be achieved, then the grant date fair values would be twice the amounts reported for the performance shares.

(2)	The 2011 amounts include the following elements:

	Annual Incentive Earnings	Long-Term Incentive Earnings
	Under 2011 Management	Under 2009-2011 Performance
Name	Incentive Plan ($)	Grants ($)
D. Pugh	1,579,095	667,780
B. Mondics	488,768	230,571
M. Eisele	439,139	155,043
F. Bauer	314,399	112,776
J. Ramras	292,425	85,242

Mr. Mondics’s amount also includes a $29,650 final distribution under a non-officer plan in which he participated prior to his promotion to an executive officer position in 2007.

(3)	Reflects the increase in the estimated actuarial present value of the individual’s accrued benefit under the Supplemental Executive Retirement Benefits Plan. However, the individual may not currently be entitled to receive the amount shown because it may not be vested. The 2011 figure is the difference between the number shown in the Pension Benefits table on page 34 for 2011 year-end and the same item calculated for July 1, 2010. See the notes to that table for information regarding how the estimated amounts were calculated.

The SERP uses the interest rates and mortality tables that are imposed on tax-qualified pension plans by Code section 417(e). The rates were revised as of 2008 due to the provisions of the Pension Protection Act of 2006. Values for 2011 reflect a 4.50% discount rate and a three-segment interest rate structure, in effect for January 2011, with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, including recognition of the 20% permissible transition with the 30-year treasury rate.

Values for 2010 reflect a 4.25% discount rate and a three-segment interest rate structure, in effect for January 2010, with 3.23% for the first five years, 5.22% for the next 15 years, and 5.72% thereafter, including recognition of the 40% permissible transition with the 30-year treasury rate. Values for 2009 reflect a 6.00% discount rate and a three-segment interest rate structure, in effect for January 2009, with 3.96% for the first five years, 4.60% for the next 15 years, and 4.40% thereafter, including recognition of the 60% permissible transition with the 30-year treasury rate.

In addition, in each successive year, the mortality table reflected adjustments pursuant to Code section 417(e). Present values were determined assuming no probability of termination, retirement, death, or disability before normal retirement age (age 65).

Mr. Pugh’s 2009 figure reflects his completion of 10 years of service with Applied, qualifying him for enhanced plan benefits as described in “Pension Plans,” at page 33.

(4)	Amounts in this column for 2011 are totals of the following: (i) Retirement Savings Plan (section 401(k) plan) matching and profit-sharing contributions; (ii) gross-up payments to cover income taxes in connection with the reimbursement of expenses for financial planning, estate planning, and tax return preparation services, business travel, and token awards; (iii) company contributions for executive life insurance, for a $300,000 benefit; and (iv) the estimated value of perquisites and other personal benefits.

The following perquisites and other personal benefits were made available in 2011 to named executive officers: automobile allowance and related gas and maintenance payments; reimbursement of expenses for financial planning, estate planning, and tax return preparation services; physical examinations; the annual expense related to each individual’s post-retirement health care benefit; company contributions for officer-level disability and accident insurance benefits; and token awards or souvenirs related to meetings or events. Applied provides certain officers with club memberships for business purposes, which are available for personal use as well, but the officer reimburses Applied for any personal expenses.

No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for any of the named executive officers for 2011, except that Applied reimbursed Mr. Pugh, who has announced his pending retirement, $26,715 for financial planning, estate planning, and tax return preparation service expenses he incurred during the year.

The following table itemizes “All Other Compensation” for 2011:

				Perquisites and
	Retirement Savings Plan			Other Personal
	Contributions	Gross-up Payments	Life Insurance Benefits	Benefits
Name	($)	($)	($)	($)
D. Pugh	16,351	21,678	1,785	59,872
B. Mondics	17,750	6,929	653	39,108
M. Eisele	17,612	1,993	810	41,411
F. Bauer	16,449	53	366	30,612
J. Ramras	16,508	1,882	962	36,937

Grants of Plan-Based Awards — Fiscal Year 2011

In 2011, the Executive Organization & Compensation Committee provided the following incentive opportunities and grants under the 2007 Long-Term Performance Plan to the named executive officers:

									All Other
									Option		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	Awards:		Fair
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards (2)			Stock	Number	Base Price	Value of
								Awards:	of Securities	of Option	Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Number of	Underlying	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#) (3)	Options (#)	($/Share) (4)	Awards ($)
D. Pugh	9/3/2010							22,900			670,283

	9/3/2010								54,800	29.27	513,476

	9/3/2010
	(3-Year Performance Shares)				11,450	22,900	45,800				670,283

	9/3/2010
	(2011 Management Incentive Plan)	472,500	945,000	1,890,000

B. Mondics	9/3/2010							8,200			240,014

	9/3/2010								19,500	29.27	185,250

	9/3/2010
	(3-Year Performance Shares)				4,100	8,200	16,400				240,014

	9/3/2010
	(2011 Management Incentive Plan)	146,250	292,500	585,000

M. Eisele	9/3/2010							5,500			160,985

	9/3/2010								13,000	29.27	123,500

	9/3/2010
	(3-Year Performance Shares)				2,750	5,500	11,000				160,985

	9/3/2010
	(2011 Management Incentive Plan)	131,400	262,800	525,600

F. Bauer	9/3/2010							4,000			117,080

	9/3/2010								9,500	29.27	90,250

	9/3/2010
	(3-Year Performance Shares)				2,000	4,000	8,000				117,080

	9/3/2010
	(2011 Management Incentive Plan)	94,075	188,150	376,300

J. Ramras	9/3/2010							3,100			90,737

	9/3/2010								7,300	29.27	68,401

	9/3/2010
	(3-Year Performance Shares)				1,550	3,100	6,200				90,737

	9/3/2010
	(2011 Management Incentive Plan)	87,500	175,000	350,000

(1)	The annual Management Incentive Plan is described in the Compensation Discussion and Analysis at pages 21-22. Payouts under the 2011 Management Incentive Plan are a component of the column marked “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The 2011-2013 performance shares program is described in the Compensation Discussion and Analysis at pages 23-24.

(3)	RSUs are described in the Compensation Discussion and Analysis at page 23.

(4)	SARs are described in the Compensation Discussion and Analysis at page 23. Their base price is our stock’s closing price on the NYSE on the date the award was granted.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table shows the named executive officers’ outstanding stock options, SARs, RSUs, and performance shares at June 30, 2011.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan	Market or
	Number of	Number of							Awards:	Payout
	Securities	Securities				Number of		Market Value	Number of	Value of
	Underlying	Underlying		Option		Units of		of Units of	Unearned	Unearned
	Unexercised	Unexercised		Exercise	Option	Stock That		Stock That	Shares That	Shares That
	Options	Options		Price	Expiration	Have Not		Have Not	Have Not	Have Not
Name	(#) Exercisable	(#) Unexercisable		($/Share)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
D. Pugh	79,500	0		23.00	8/9/2015
	88,800	0		21.94	8/8/2016
	48,750	16,250	(1)	25.44	8/9/2017
	40,400	40,400	(2)	29.41	8/8/2018
	19,975	59,925	(3)	21.11	9/10/2019
	0	54,800	(4)	29.27	9/3/2020
						69,000	(5)	2,457,090	22,900(8)	815,469
						33,500	(6)	1,192,935
						22,900	(7)	815,469

B. Mondics	11,250	0		12.91	8/6/2014
	6,450	0		23.00	8/9/2015
	8,600	0		21.94	8/8/2016
	10,000	0		23.78	1/23/2017
	14,025	4,675	(1)	25.44	8/9/2017
	13,950	13,950	(2)	29.41	8/8/2018
	6,900	20,700	(3)	21.11	9/10/2019
	0	19,500	(4)	29.27	9/3/2020
						23,800	(5)	847,518	8,200(8)	292,002
						11,600	(6)	413,076
						8,200	(7)	292,002

M. Eisele	9,619	0		12.91	8/6/2014
	18,900	0		23.00	8/9/2015
	23,300	0		21.94	8/8/2016
	12,825	4,275	(1)	25.44	8/9/2017
	9,400	9,400	(2)	29.41	8/8/2018
	4,625	13,875	(3)	21.11	9/10/2019
	0	13,000	(4)	29.27	9/3/2020
						16,000	(5)	569,760	5,500(8)	195,855
						7,800	(6)	277,758
						5,500	(7)	195,855

F. Bauer	15,575	0		12.91	8/6/2014
	12,450	0		23.00	8/9/2015
	16,300	0		21.94	8/8/2016
	8,925	2,975	(1)	25.44	8/9/2017
	6,850	6,850	(2)	29.41	8/8/2018
	3,375	10,125	(3)	21.11	9/10/2019
	0	9,500	(4)	29.27	9/3/2020
						11,600	(5)	413,076	4,000(8)	142,440
						5,700	(6)	202,977
						4,000	(7)	142,440

J. Ramras	8,961	0		9.46	8/8/2013
	24,075	0		12.91	8/6/2014
	12,450	0		23.00	8/9/2015
	10,000	0		21.94	8/8/2016
	7,200	2,400	(1)	25.44	8/9/2017
	5,150	5,150	(2)	29.41	8/8/2018
	2,550	7,650	(3)	21.11	9/10/2019
	0	7,300	(4)	29.27	9/3/2020
						8,800	(5)	313,368	3,100(8)	110,391
						4,300	(6)	153,123
						3,100	(7)	110,391

(1)	These SARs vested on August 9, 2011.

(2)	Half of these SARs vested on August 8, 2011. The remaining SARs vest on August 8, 2012.

(3)	These SARs vest in equal increments on September 10, 2011, 2012, and 2013.

(4)	One quarter of these SARs vested on September 3, 2011. The remaining SARs vest in equal increments on September 3, 2012, 2013, and 2014.

(5)	At June 30, 2010, the performance condition for the 2010-2012 performance shares was met and the performance shares converted to RSUs at the maximum award level as shown. These RSUs vest on June 30, 2012.

(6)	These RSUs vest on September 10, 2012.

(7)	These RSUs vest on September 3, 2013.

(8)	These awards are the 2011-2013 performance shares described in the Compensation Discussion and Analysis at pages 23-24. The performance period ends on June 30, 2013.

Option Exercises and Stock Vested — Fiscal Year 2011

The following table shows the value realized in 2011 by the named executive officers on the exercise of stock options and SARs and the vesting of stock awards.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
D. Pugh	512,505	12,936,974	0	0

B. Mondics	29,241	716,229	0	0

M. Eisele	0	0	0	0

F. Bauer	12,201	272,896	0	0

J. Ramras	44,961	1,101,841	0	0

Pension Plans

The SERP, a nonqualified defined benefit plan, provides supplemental retirement benefits to executive officers designated as participants by the Board or the Executive Organization & Compensation Committee. Each of the current named executive officers is a SERP participant. Applied offers a section 401(k) defined contribution plan (the Retirement Savings Plan) for employees, but does not maintain a qualified defined benefit plan for employees generally.

The SERP’s principal features follow:

Retirement Benefits. Except as described below, the annual normal retirement benefit, calculated in a single life annuity form, is 45% of an eligible participant’s average base salary and annual incentive pay for the highest three calendar years during the last 10 calendar years of service with Applied. To receive a normal retirement benefit, a participant must separate from service at or after age 65, with at least five years’ service as an executive officer. To receive an early retirement benefit prior to attainment of age 65, a participant must separate from service after reaching age 55 and completing at least 10 years’ service with Applied, of which at least five were as an executive officer. Of the named executive officers, only Messrs. Pugh and Ramras are currently eligible for early retirement, although Mr. Eisele will become eligible in November 2011, when he turns 55.

Upon completion of 10 years of service with Applied in 2009, Mr. Pugh’s normal retirement benefit became based on 60% of average base salary and annual incentive pay. His benefit is reduced, however, by the benefit payable at age 65 in a single life form under all former employer plans and then reduced further by 50% of his primary Social Security benefit.

The benefit for Mr. Mondics is reduced by the actuarial equivalent of his benefits under a non-officer supplemental plan in which he participated prior to his promotion to an executive officer position.

Normal and early retirement benefits are reduced by 5% for each year that a participant’s years of service are less than 20, except that this reduction does not apply to Mr. Pugh, who joined Applied in 1999. In addition, early retirement benefits are also reduced by 5% for each year that the commencement of benefits precedes age 65.

Disability Benefits. If a participant with at least five years of service as an executive officer becomes disabled, as defined in regulations under Code section 409A, the participant will receive a monthly SERP disability benefit until the earlier of age 65 or death. The monthly benefit, when added to all other long-term disability benefits under Applied programs, will equal 1/12th of 60% of the average of the participant’s highest three calendar years of total compensation (base salary plus annual incentive pay) during the last 10 calendar years of service with Applied.

Deferred Vested Benefits. Deferred vested benefits will be paid at age 65 to any participant who separates from service for reasons other than cause or disability prior to attainment of age 55 with at least 10 years’ service, of which at least five were as an executive officer. The benefits will equal 25% of the participant’s accrued normal retirement benefit at the time of separation.

Payment Forms. Normal and early retirement benefits vested and/or accrued after 2004 are paid in the form designated by the participant pursuant to the provisions of Code section 409A. Available forms of payment include a single life annuity, various joint and survivor annuities, and substantially equal annual installment payments for a minimum of three years (five for any participant who is or was Chairman or Chief Executive Officer) up to a maximum of 10 years. Deferred vested benefits are payable in three substantially equal annual installments following attainment of age 65.

Death Benefits. If a participant dies before receiving any SERP benefit, the participant’s designated beneficiary will receive the present value of the deceased participant’s accrued benefit in a lump sum or a series of installments, as the participant elects in advance.

Change in Control. If a change in control of Applied (as defined in the SERP) occurs, each participant will be 100% vested, regardless of age and service, in his accrued normal retirement benefit. In addition, the benefit will be increased because the participant will be credited with additional years of service and age equal to one-half the difference between the participant’s age at the time of the change in control and age 65, up to a maximum of 10 years. The benefit will be paid in a lump sum unless the participant previously elected a different option.

Non-Competition. Except if a change in control occurs, payment of SERP benefits is subject to the condition that the participant not compete with Applied.

Pension Benefits — Fiscal 2011 Year-End

The following table shows the present value of accumulated benefits payable to the named executive officers and their years of credited service under the SERP.

			Present Value of
		Number of Years	Accumulated Benefit	Payments during
Name	Plan Name	Credited Service (#)	($) (1) (2)	Last Fiscal Year ($)
D. Pugh	SERP	12.5	14,830,726	0
B. Mondics	SERP	16.8	1,856,555	0
M. Eisele	SERP	20.1	2,923,123	0
F. Bauer	SERP	18.8	1,397,858	0
J. Ramras	SERP	29.9	2,322,104	0

(1)	This figure reflects the estimated present value of the annual pension benefit accrued through June 30, 2011, and payable at age 65. The plan’s actuary used the following key assumptions, pursuant to SEC rules, to determine the present values:

• A discount rate of 4.50%, the ASC 715 discount rate as of June 30, 2011,

•    The Code section 417(e) 2011 Optional Combined Unisex Mortality Table and a three-segment interest rate structure in effect for January 2011 with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, and

• No probability of termination, retirement, death, or disability before normal retirement age.

Actual payments after retirement are determined based on the Code section 417(e) interest rate and mortality table in effect at that time, along with the participant’s age, years of service, and compensation history.

(2)	Except as described above under “Retirement Benefits” with respect to Messrs. Pugh and Mondics, SERP benefits are not subject to deductions for Social Security benefits or other material offset amounts. Messrs. Pugh and Ramras are fully vested in their benefits. Messrs. Eisele and Bauer are under 55 years of age but are eligible for deferred vested benefits. Mr. Mondics is also under 55 but is ineligible for deferred vested benefits because he has not served as an executive officer for at least five years.

Nonqualified Deferred Compensation

Applied maintains two nonqualified, unfunded defined contribution plans available to key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan are subject to certain Code limitations.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the Retirement Savings Plan due to Code limitations.

Participants are always fully vested in their Supplemental Defined Contribution Plan deferrals. Applied does not contribute to the plan. In general, with the exception of Applied stock, participants generally have the same diverse equity, fixed income, and money market investment options as they have in the Retirement Savings Plan.

Participants may receive distributions in a lump sum or in installments, as specified in the participant’s deferral election form. Acceleration of distributions is prohibited and any distribution change must comply with Code section 409A. Other than a date specified in a deferral election form, the plan only permits withdrawals, while employed, due to an unforeseeable emergency as allowed under section 409A.

Each named executive officer has a plan account, but none made deferrals in 2011.

Deferred Compensation Plan

The Deferred Compensation Plan permits executive officers to defer a portion or all of the awards payable under an annual incentive plan or performance grant program. The plan’s purpose is to promote increased efforts on Applied’s behalf through increased investment in Applied stock.

The plan gives each annual incentive plan participant the opportunity to defer payment of his or her cash award. A participant who elects to make a deferral may have the amounts deemed invested in Applied stock and/or in a money market fund.

Participants may receive distributions in a lump sum or in installments over a period not exceeding 10 years, as specified in a deferral election form. Acceleration of distributions is prohibited and any distribution change must comply with Code section 409A. Other than a date specified in a deferral election form, the plan only permits withdrawals, while employed, due to an unforeseeable emergency as allowed under section 409A.

Although none of the named executive officers deferred pay into the Deferred Compensation Plan in 2011, Messrs. Eisele and Ramras have plan accounts due to deferrals in past years.

Nonqualified Deferred Compensation — Fiscal Year 2011

The following table presents contribution, earnings, and balance information for the named executive officers’ Deferred Compensation Plan and Supplemental Defined Contribution Plan accounts for 2011.

	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate
	Contributions	Contributions	(Losses)	Withdrawals/	Balance at Last
Name and Plan	in Last FY ($)	in Last FY ($)	in Last FY ($)	Distributions ($)	FYE ($)
D. Pugh
Supplemental Defined Contribution Plan	0	0	297,996	0	1,076,729

B. Mondics
Supplemental Defined Contribution Plan	0	0	47,020	0	194,576

M. Eisele
Deferred Compensation Plan	0	0	73,557	0	241,281
Supplemental Defined Contribution Plan	0	0	160,090	0	621,200

F. Bauer
Supplemental Defined Contribution Plan	0	0	27,048	0	119,671

J. Ramras
Deferred Compensation Plan	0	0	226,128	0	741,746
Supplemental Defined Contribution Plan	0	0	117,231	0	753,958

Potential Payments upon Termination or Change in Control

The summaries and tables below describe the compensation and benefits that would have been payable to each named executive officer at June 30, 2011, if, as of that date, there had occurred (i) a termination of the executive’s employment with Applied prior to a change in control, (ii) a termination of employment due to death, disability, or retirement, (iii) a change in control of Applied, or (iv) a termination of employment following a change in control. Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Payments in the Event of a Termination

Applied does not have a formal severance policy or arrangement that provides payments to executive officers if termination of employment occurs (other than in the circumstance of a change in control or by reason of death, disability, or retirement). The Board of Directors and its Executive Organization & Compensation Committee retain discretion to determine the severance benefits, if any, to be offered.

Regardless of reason, if an executive officer’s employment terminates (other than in the circumstance of a change in control or by reason of death, disability or retirement) prior to the end of a vesting or performance period, then the following shall occur:

•	Annual incentive awards under the Management Incentive Plan shall be forfeited.

•	Performance shares, RSUs, and unvested SARs shall be forfeited.

•	Accrued SERP benefits shall be forfeited if the participant separates from service prior to becoming eligible for normal, early, or deferred vested retirement benefits. SERP benefits payable to named executive officers are more fully described on pages 33-34 in “Pension Plans.”

•	The accrual of all other compensation and benefits under Applied’s qualified and nonqualified benefit plans shall cease.

•	All perquisites and other personal benefits shall cease.

Payments in the Event of Death, Disability, or Retirement

If an executive officer’s employment terminates by reason of death, disability, or retirement (other than following a change in control), then the following shall occur:

•	Annual incentive awards under the Management Incentive Plan shall be payable on a pro rata basis at the end of the performance period based on the number of quarters during which the executive worked during the performance period and the actual achievement of performance targets. See below, however, with respect to the retirement of Mr. Pugh, our Chief Executive Officer.

•	Performance shares shall be payable at the end of the performance period based on the number of quarters during which the executive worked during the performance period and tied to actual performance.

•	RSUs shall be payable on a pro rata basis pegged to the number of quarters during which the executive worked during the three-year term.

•	SARs that have not yet vested shall vest.

•	SERP benefits payable on death, separation from service, or termination due to disability are more fully described in “Pension Plans.”

•	Upon retirement or termination due to disability after reaching age 55, the executive may continue to participate in Applied’s health benefit plans on the same basis, and after paying the same contribution rates, as active employees.

•	The accrual of all other compensation and benefits under Applied’s qualified and nonqualified benefit plans shall cease.

•	All perquisites and other personal benefits shall cease.

Mr. Pugh will retire at or before the 2011 annual meeting. Until his retirement date, he will continue to receive his current base salary at the rate of $945,000 per year. Also, in lieu of participating in the 2012 Management Incentive Plan, he will receive a bonus equal to his target payment for the 2011 Management Incentive Plan prorated based on the number of days elapsed in fiscal 2012 to his retirement date. He is not eligible for new long-term incentive awards in 2012.

Payments in the Event of a Change in Control

Change in Control Agreements. Applied does not have employment agreements with its executive officers. However, Applied has entered into change in control agreements with each of them. No new change in control agreements were entered into in 2011.

The agreements obligate Applied to provide severance benefits to an executive officer who incurs a separation from service effected either by the officer for “good reason” or by Applied “without cause” if the separation occurs within three years after a change in control. The executive officer, in turn, is required not to compete with Applied for one year following the separation and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under an agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement.

The compensation and principal benefits to be provided under the agreements to the executive officers are as follow:

•	A lump sum severance payment equal to three times the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination,

•	A cash payment for any vested, unexercised SARs held on the termination date, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date, and (ii) the highest price paid for Applied common stock in connection with the change in control,

•	Continued participation in Applied’s employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination at the levels in effect immediately before termination,

•	Outplacement services, and

•	An additional payment in an amount sufficient, after payment of taxes on the additional payment, to pay any required “parachute” excise tax.

“Change in control” is generally defined as follows:

•	A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

•	Acquisition of beneficial ownership by any person of 20% or more of Applied’s then-outstanding common stock, or

•	One quarter or more of the members of the Board of Directors being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

•	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

•	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

•	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

•	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements at any time prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

2007 Long-Term Performance Plan. The 2007 Long-Term Performance Plan (as well as the 1997 Long-Term Performance Plan it replaced, under which unvested awards remain outstanding) provides that if a change in control occurs, then all SARs outstanding become exercisable and awards under a Management Incentive Plan become earned at the target amount. In addition, pursuant to the award terms and conditions, (i) RSUs shall be vested in full, and (ii) performance shares shall be payable at the target amount on a pro rata basis pegged to the timing of the change in control in the three-year performance period. However, the Executive Organization & Compensation Committee revised the terms and conditions of awards granted to executive officers in fiscal 2012 to provide that accelerated vesting and payment would occur only to the extent the officer’s employment is terminated by Applied “Without Cause” or by the officer for “Good Reason” (as each term is defined in the terms and conditions) following a change in control.

Supplemental Executive Retirement Benefits Plan. If a SERP participant is terminated following a change in control (as defined in the regulations under Code section 409A), or is receiving, or is eligible to receive, a retirement benefit when the change in control occurs, the executive is entitled to receive the actuarial equivalent of the executive’s retirement benefit in a lump sum. In addition, upon a change in control, the executive will be credited with additional years of service and age for benefit calculation purposes equal to half the difference between the executive’s age and age 65, up to a maximum of 10 years.

Quantitative Disclosure. The tables assume that a termination or change in control occurred on June 30, 2011, the last day of our fiscal year, and Applied’s stock price for all calculations is $35.61, the closing price on the NYSE on that date. The tables include amounts earned through that time and current estimates of the amounts that would be paid on the occurrence of the events shown. The actual payment amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to all salaried employees on a non-discriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event shown, and not contingent on the event’s occurrence, are not reflected in the tables.

David L. Pugh, Chairman & Chief Executive Officer

					Termination
					Without
					Cause or
				Termination	for Good
	Termination			for Cause	Reason	Change in
	(No Change	Normal	Early	Following	Following	Control (No		Termination
Benefits and	in Control)	Retirement	Retirement	Change in	Change in	Termination)		due to
Payments	($)	($) (1)	($) (2)	Control ($) (3)	Control ($) (3)	($)	Death ($)	Disability ($)
Base Salary	0	0	0	0	2,283,750	0	0	0
Management Incentive Plan	0	0	0	0	2,283,750	0	0	0
Performance Shares (4)	0	0	271,820	0	0	271,820	271,820	271,820
SARs	0	0	1,632,088	0	0	1,632,088	1,632,088	1,632,088
RSUs	0	0	2,705,173	0	0	4,465,494	2,705,173	2,705,173
SERP (5) (6)	455,339	0	455,339	0	0	1,014,057	0	0	*
Health Care and Welfare Benefits (7)	0	0	0	0	95,300	0	0	0
Life/Disability Insurance Proceeds (8)	0	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	455,339	0	5,064,420	0	4,682,800	7,383,459	4,909,081	4,609,081	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Pugh is age 62 and therefore ineligible for normal retirement.

(2)	“Early retirement” is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	These amounts do not reflect benefits received solely as a result of the change in control.

(4)	Assumes performance corresponds to target award.

(5)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2011 under Code section 417(e), with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, are used. The RP-2000 Disability Mortality Table for males and a 4.50% interest rate are used in valuing the disability benefits.

(6)	The amounts representing SERP payments relating to events of termination prior to a change in control and early retirement are not representative of actual amounts payable under those circumstances. If Mr. Pugh had actually terminated his employment or retired as of June 30, 2011, no additional amounts would have been payable. The amounts shown result from actuarial calculations of amounts payable on the occurrence of those events without discounting for the statistical probability of death, early retirement, or termination due to disability.

(7)	Includes health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.

(8)	Proceeds are payable from third-party insurance policies and the SERP. As permitted by program terms, after reaching age 60, Mr. Pugh opted out of the employee-paid portion of the life insurance coverage, and so his coverage is capped at $300,000.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month maximum benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants with five years of service as an executive officer which, when added to the amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Benjamin J. Mondics, President & Chief Operating Officer

					Termination
					Without
					Cause or
				Termination	for Good
	Termination			for Cause	Reason	Change in
	(No Change	Normal	Early	Following	Following	Control (No		Termination
Benefits and	in Control)	Retirement	Retirement	Change in	Change in	Termination)		due to
Payments	($)	($) (1)	($) (2)	Control ($) (3)	Control ($) (3)	($)	Death ($)	Disability ($)
Base Salary	0	0	0	0	1,350,000	0	0	0
Management Incentive Plan	0	0	0	0	877,500	0	0	0
Performance Shares (4)	0	0	0	0	0	97,334	97,334	97,334
SARs	0	0	0	0	0	557,815	557,815	557,815
RSUs	0	0	0	0	0	1,552,596	937,730	937,730
SERP (5)	0	0	0	0	0	3,257,591	1,467,921	0	*
Health Care and Welfare Benefits (6)	0	0	0	0	134,500	0	0	0
Life/Disability Insurance Proceeds (7)	0	0	0	0	0	0	1,869,750		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	1,243,158	1,468,591	0	0
Total	0	0	0	0	3,625,158	6,933,927	4,930,550	1,592,879	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Mondics is age 53 and therefore ineligible for normal retirement.

(2)	Mr. Mondics is ineligible for “early retirement” under Applied’s plans because he is only age 53; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	These amounts do not reflect benefits received solely as a result of the change in control.

(4)	Assumes performance corresponds to target award.

(5)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2011 under Code section 417(e), with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, are used.

(6)	Includes health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.

(7)	Proceeds are payable from third-party insurance policies.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month maximum benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants with five years of service as an executive officer (Mr. Mondics does not yet qualify) which, when added to the amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Mark O. Eisele, Vice President - Chief Financial Officer & Treasurer

					Termination
					Without
					Cause or
				Termination	for Good
	Termination			for Cause	Reason	Change in
	(No Change	Normal	Early	Following	Following	Control (No		Termination
Benefits and	in Control)	Retirement	Retirement	Change in	Change in	Termination)		due to
Payments	($)	($) (1)	($) (2)	Control ($) (3)	Control ($) (3)	($)	Death ($)	Disability ($)
Base Salary	0	0	0	0	1,314,000	0	0	0
Management Incentive Plan	0	0	0	0	788,400	0	0	0
Performance Shares (4)	0	0	0	0	0	65,285	65,285	65,285
SARs	0	0	0	0	0	385,365	385,365	385,365
RSUs	0	0	0	0	0	1,043,373	630,297	630,297
SERP (5)	0	0	0	0	0	3,385,375	1,660,498	2,879,155	*
Health Care and Welfare Benefits (6)	0	0	0	0	126,200	0	0	0
Life/Disability Insurance Proceeds (7)	0	0	0	0	0	0	1,817,828		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	1,172,947	1,314,773	0	0
Total	0	0	0	0	3,421,547	6,194,171	4,559,273	3,960,102	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Eisele is age 54 and therefore ineligible for normal retirement.

(2)	Mr. Eisele is ineligible for “early retirement” under Applied’s plans because he is only age 54; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer. He will become eligible for early retirement in November 2011.

(3)	These amounts do not reflect benefits received solely as a result of the change in control.

(4)	Assumes performance corresponds to target award.

(5)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2011 under Code section 417(e), with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, are used. The RP-2000 Disability Mortality Table for males and a 4.50% interest rate are used in valuing the disability benefits.

(6)	Includes health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.

(7)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month maximum benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants with five years of service as an executive officer which, when added to the amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Fred D. Bauer, Vice President - General Counsel & Secretary

					Termination
					Without
					Cause or
				Termination	for Good
	Termination			for Cause	Reason	Change in
	(No Change	Normal	Early	Following	Following	Control (No		Termination
Benefits and	in Control)	Retirement	Retirement	Change in	Change in	Termination)		due to
Payments	($)	($) (1)	($) (2)	Control ($) (3)	Control ($) (3)	($)	Death ($)	Disability ($)
Base Salary	0	0	0	0	1,065,000	0	0	0
Management Incentive Plan	0	0	0	0	564,450	0	0	0
Performance Shares (4)	0	0	0	0	0	47,480	47,480	47,480
SARs	0	0	0	0	0	279,769	279,769	279,769
RSUs	0	0	0	0	0	758,493	458,182	458,182
SERP (5)	0	0	0	0	0	2,011,363	572,968	2,024,304	*
Health Care and Welfare Benefits (6)	0	0	0	0	126,100	0	0	0
Life/Disability Insurance Proceeds (7)	0	0	0	0	0	0	1,393,963		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	1,467,062	0	0	0
Total	0	0	0	0	3,242,612	3,097,105	2,752,362	2,809,735	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Bauer is age 45 and therefore ineligible for normal retirement.

(2)	Mr. Bauer is ineligible for “early retirement” under Applied’s plans because he is only age 45; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	These amounts do not reflect benefits received solely as a result of the change in control.

(4)	Assumes performance corresponds to target award.

(5)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2011 under Code section 417(e), with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, are used. The RP-2000 Disability Mortality Table for males and a 4.50% interest rate are used in valuing the disability benefits.

(6)	Includes health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.

(7)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month maximum benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants with five years of service as an executive officer which, when added to the amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

Jeffrey A. Ramras, Vice President - Supply Chain Management

					Termination
					Without
					Cause or
				Termination	for Good
	Termination			for Cause	Reason	Change in
	(No Change	Normal	Early	Following	Following	Control (No		Termination
Benefits and	in Control)	Retirement	Retirement	Change in	Change in	Termination)		due to
Payments	($)	($) (1)	($) (2)	Control ($) (3)	Control ($) (3)	($)	Death ($)	Disability ($)
Base Salary	0	0	0	0	1,050,000	0	0	0
Management Incentive Plan	0	0	0	0	525,000	0	0	0
Performance Shares (4)	0	0	36,797	0	0	36,797	36,797	36,797
SARs	0	0	213,545	0	0	213,545	213,545	213,545
RSUs	0	0	347,791	0	0	576,882	347,791	347,791
SERP (5)	0	0	0	0	0	842,216	0	259,729	*
Health Care and Welfare Benefits (6)	0	0	0	0	78,500	0	0	0
Life/Disability Insurance Proceeds (7)	0	0	0	0	0	0	1,359,890		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	987,148	0	0	0
Total	0	0	598,133	0	2,660,648	1,669,440	1,958,023	857,862	*

(1)	“Normal retirement” under Applied’s plans is separation from service after attainment of age 65. Mr. Ramras is age 56 and therefore ineligible for normal retirement.

(2)	“Early retirement” is defined as separation from service after attainment of age 55 with at least 10 years of service, five of which are as an executive officer.

(3)	These amounts do not reflect benefits received solely as a result of the change in control.

(4)	Assumes performance corresponds to target award.

(5)	Calculation of post-termination SERP benefits assumes the executive would receive benefits in the installment payment form at the earliest date he would be eligible. To calculate the estimated present value of the installments, a 4.50% discount rate and the three-segment interest rate structure in effect for January 2011 under Code section 417(e), with 2.45% for the first five years, 5.10% for the next 15 years, and 6.04% thereafter, are used. The RP-2000 Disability Mortality Table for males and a 4.50% interest rate are used in valuing the disability benefits.

(6)	Includes health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.

(7)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month maximum benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a monthly disability benefit to participants with five years of service as an executive officer which, when added to the amounts payable under the basic and supplemental LTD programs, equals 1/12th of 60% of the average of the highest three of the last 10 calendar years of total compensation (base salary plus annual incentive).

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC.

EXECUTIVE ORGANIZATION &
COMPENSATION COMMITTEE

Peter C. Wallace, Chair
William G. Bares
John F. Meier

ITEM 2 — ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION

We believe that our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that gives shareholders the opportunity to approve the named executive officers’ compensation as disclosed in this proxy statement, including, among other things, our executive compensation objectives, policies, and practices. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific compensation item. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of reward elements including base salary, annual incentives, and long-term incentives in the form of SARs to reward stock price appreciation, performance shares to reward sustained financial results, and RSUs tied to service to help retain executives. Overall, the company targets pay at market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

•	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

•	Compensation tied to incentives made up 54% to 74% of the named executive officers’ targeted pay in 2011.

•	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

•	Annual incentive payouts equaled 167.1% of target award levels because of strong financial results in 2011, but payouts for the 2009-2011 performance grants fell well below target as the company failed to achieve its target financial goals for the period.

The program is aligned with long-term value creation and shareholders’ interests.

•	Long-term incentives awarded in 2011 accounted for 31% to 48% of the named executive officers’ targeted pay.

•	All new long-term incentives are equity-based, whose ultimate value depends on the value of our stock.

•	RSUs have three-year cliff vesting, which is more demanding than prevailing market practices.

•	As of June 30, 2011, all named executive officers have met their stock ownership guidelines, increasing their alignment with shareholders.

•	We prohibit our executives from hedging their company shareholdings.

Applied has effective processes to govern the program and to mitigate risk taking.

•	The Executive Organization & Compensation Committee uses an independent outside adviser that provides no other services to Applied.

•	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

•	Analytical tools such as tally sheets keep the committee abreast of executives’ total compensation and equity holdings.

•	The committee maintains consistency in the time of the year it grants equity awards.

•	Applied’s performance plans have limits on the payouts or shares that can be earned.

•	The company has clawback provisions in its incentive award terms.

We believe our executive compensation program has been effective, consistent with its primary objectives, as demonstrated when one examines Applied’s recent financial results. Applied’s sales, EBITDA, net income, and earnings per share all reached record levels in 2011. We eliminated our long-term debt and have a strong balance sheet. These financial results helped our stock price perform well compared with our peers over the past one-year and three-year periods, with a total return to shareholders of 43.8% for 2011. The achievements were particularly notable considering that, during the year, Applied launched a company-wide enterprise resource planning system project, and completed and integrated several strategic business acquisitions.

The named executive officers’ 2011 annual incentive pay reflected the improving business conditions and performance that exceeded fiscal plan targets. The company did not, however, achieve three-year sales growth and return on sales goals set in the summer of 2008. Consistent with our compensation program’s alignment with performance, the executive officers earned only partial three-year performance grant incentive payouts, at 64.3% of target award levels.

Moreover, target compensation for the named executive officers changed by less than 5% over the past three years.

As required by the Securities Exchange Act, we are providing separate advisory (nonbinding) shareholder votes regarding the compensation paid to our named executive officers and regarding the frequency of such votes. We encourage you to consider the detailed information provided in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and the tables and other information that follow it. The Board and its Executive Organization & Compensation Committee will review the advisory voting results and will take them into account in making future executive compensation decisions.

After reviewing the information above and in the other parts of this proxy statement, the Board asks you to approve the following advisory resolution:

RESOLVED, that Applied’s shareholders hereby approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

This advisory vote will be approved if it receives the affirmative vote of a majority of the shares of Applied common stock cast on the proposal. Abstentions and broker non-votes will not affect the outcome of this proposal. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote “FOR” this resolution.

Applied’s Board of Directors recommends that you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

ITEM 3 — ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES REGARDING EXECUTIVE COMPENSATION

Applied’s shareholders are entitled to cast an advisory vote at the 2011 annual meeting regarding how frequently shareholders should consider and cast an advisory vote to approve the compensation of our named executive officers. The choices are every year, every two years, or every three years. While this is an advisory vote that is not binding on Applied or the Board of Directors, Applied will consider the outcome of this vote when determining how frequently the advisory vote regarding executive compensation will be held.

The Board and its Executive Organization & Compensation Committee, which is comprised of independent directors, believe that an annual shareholder advisory vote on the compensation of Applied’s named executive officers will provide shareholders the most frequent opportunity to offer input on Applied’s executive compensation and, therefore, recommend that you vote for an annual (one year) interval for the shareholder advisory vote.

If a majority of the votes are not cast for one option, the Board will consider the option of once every one, two or three years that receives the highest number of votes cast as the shareholders’ preferred voting frequency. While the Board and its Executive Organization & Compensation Committee value the opinions of Applied’s shareholders and will consider the outcome of the vote, because this vote is advisory and not binding, the Board and the Executive Organization & Compensation Committee may decide it is in the shareholders’ best interests to hold an advisory vote on the compensation of the named executive officers at a different frequency than the option receiving the most votes.

You may cast your vote on your preferred choice of voting frequency by choosing the option of every one year, every two years, or every three years or you may abstain from voting, on the enclosed proxy card. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Abstentions and broker non-votes will not affect the outcome of the vote. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote for every “ONE YEAR” as the voting frequency.

The Board of Directors recommends a vote for every “ONE YEAR” as the frequency for shareholder advisory votes on the compensation of Applied’s named executive officers.

ITEM 4 — APPROVAL OF 2011 LONG-TERM PERFORMANCE PLAN

In August 2011, our Board of Directors adopted, subject to shareholder approval, the Applied Industrial Technologies, Inc. 2011 Long-Term Performance Plan (the “Plan”). The Board of Directors also directed that this proposal to approve the Plan be submitted to shareholders at the annual meeting. If approved by the shareholders, the Plan will replace our 2007 Long-Term Performance Plan (“2007 Plan”). The Plan is substantially similar to the 2007 Plan, which was approved by shareholders in 2007, except that we have narrowed the circumstances under which the vesting of awards is accelerated in connection with a change in control, have expressly prohibited transactions that generally would be considered a repricing of outstanding stock options or appreciation rights without shareholder approval, and have made various other non-material changes.

We are seeking shareholder approval of the Plan so that (i) compensation attributable to Plan grants may qualify for the “performance-based compensation” exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (the “Code”), (ii) incentive stock options granted under the Plan meet the requirements of the Code, and (iii) we satisfy NYSE corporate governance listing standards.

The Board of Directors believes that the Plan will further our compensation philosophy and programs. Our ability to attract, retain, and motivate top quality, key management employees and outside directors is material to our success, and the Board of Directors has concluded that our ability to achieve these objectives would be enhanced by the ability to make grants under the Plan. In addition, the Board of Directors believes that the interests of Applied and our shareholders will be advanced if we can offer our key management employees and outside directors the opportunity to acquire equity interests in Applied.

Summary of Material Terms of the Plan

The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan and is to be interpreted solely in accordance with the Plan, a copy of which is attached as an Appendix to this proxy statement.

General

The Plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain an outstanding management team, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key management employees and outside directors to participate in Applied’s long-term growth and financial success.

Administration

The Plan is administered by the Board’s Executive Organization & Compensation Committee (the “Committee”) with respect to all Plan awards to employee participants. The Committee has full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions, and to adopt rules, regulations, and guidelines for carrying out the Plan. In particular, the Committee has authority to (i) select eligible participants for awards under the Plan; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, consistent with the terms of the Plan, of any awards granted; (iv) adopt, alter, and repeal administrative rules, guidelines, and practices governing the Plan; (v) interpret the terms and provisions of the Plan and any awards granted; (vi) prescribe the form of any agreement or instrument executed in connection with any award; and (vii) otherwise supervise the Plan’s administration. All decisions made by the Committee are final and binding on all persons. The Committee may delegate any of its authority under the Plan to those persons it deems appropriate. In connection with any delegation, the Committee will take into consideration the implications for complying with SEC Rule 16b-3.

The Corporate Governance Committee exercises all authority with respect to Plan awards to outside directors.

Benefits Payable to Executive Officers and Directors

Awards granted under the Plan in any fiscal year are subject to the absolute discretion of the Committee, subject to the terms of the Plan. The Plan does not provide for automatic award grants and the amount and nature of awards granted can vary from year to year. The benefits payable under the 2007 Plan in the most recently completed fiscal year to certain executive officers are set forth in the Summary Compensation Table on page 29. Because grants of Awards under the Plan are discretionary, the benefits that will be received under the Plan by the executive officers named in the Summary Compensation Table or by all executive officers as a group, non-executive officer employees as a group, and the outside directors, are not currently determinable.

Participants

All employees of Applied, or of any subsidiary or affiliate of Applied, who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to Applied’s continued growth and success are eligible to participate in the Plan. The selection of participants is within the Committee’s sole discretion. As of June 30, 2011, approximately 1,300 persons were eligible to receive awards under the Plan.

Awards

Under the Plan, the Committee is authorized to grant awards in the form of stock, any form of stock option, stock appreciation rights, performance shares, restricted stock, other stock-based awards, or cash. Awards may be granted singly, in combination, or in tandem under the Plan.

Performance Award Criteria

The business criteria upon which performance goals may be established by the Committee at the time an award is granted may include one or more of the following: sales, costs and expenses, cash flow, pre-tax income, net income, operating profit and margin, earnings per share, retained earnings, return on equity, return on assets, return on investment, asset turnover, liquidity, capitalization, value created, stock price, total shareholder return, price measures, market share, sales to targeted customers, customer satisfaction, employee satisfaction, safety measures, quality measures, productivity, process improvement, educational and technical skills of employees, changes in one or more of the preceding, development of criteria for and programs related to hiring and promotion, creation and acquisition of new business units, development and implementation of business plans and programs relating to product lines or business units, integration of acquired businesses, development and implementation of employee training and development programs, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs. All performance goals must be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Code section 162(m). Performance goals may be based on the attainment of levels of performance of Applied and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.

Limitations on Awards

The maximum number of shares of Applied common stock with respect to which options, stock appreciation rights, or stock awards may be granted to an individual in any calendar year is 675,000 shares. The maximum amount of any cash award that may be granted to any individual in any calendar year is $3 million. Subject to these limitations and to the terms and conditions of the Plan, the aggregate number of shares of Applied common stock that may be awarded under the Plan may not exceed 2,000,000. Shares issued by Applied through the assumption or substitution of outstanding grants from an acquired corporation or entity do not reduce the number of shares available for grants under the Plan. Shares subject to an option that is canceled (other than upon the exercise of a related stock appreciation right) or terminated without having been exercised, or any shares of restricted stock or performance shares that are forfeited, are also available for awards.

Cancellation and Rescission of Awards

Unless an award otherwise provides, the Committee may cancel any unexpired, unpaid, or deferred award at any time prior to any exercise, payment, or delivery of the award (except in the event of an intervening change in control) or may rescind an award during the six months after exercise, payment or delivery of the award if (i) a participant renders services for any organization or engages directly or indirectly in any business which, in the judgment of Applied’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with Applied, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with Applied’s interests, or if the participant is not in compliance with all applicable provisions of the award and the Plan; (ii) a participant discloses to anyone outside of Applied, or uses in other than Applied’s business, any confidential information or material relating to the business, acquired by the participant either during or after employment with Applied; or (iii) if, upon exercise, payment, or delivery pursuant to an award, the participant fails to certify on a form acceptable to the Committee that he or she is in compliance with the Plan’s terms and conditions.

Stock Options

Under the Plan, options to purchase shares of Applied common stock may be granted at an exercise price that is not less than the fair market value on the date of grant based upon the closing price of shares on the NYSE, as determined by the Committee. A stock option may be in the form of an incentive stock option that, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, complies with section 422 of the Code. Section 422 provides that the aggregate fair market value (determined at the time the option is granted) of Applied common stock exercisable for the first time by a participant during any calendar year shall not exceed $100,000; that the exercise price shall be not less than 100% of fair market value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the Plan’s effective date. Applied did not award incentive stock options under the 2007 Plan and does not currently anticipate granting them under the Plan.

Federal Income Tax Consequences

The following summary discusses certain U.S. federal income tax consequences associated with stock options or awards granted under the Plan. This description of tax consequences is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Plan. Accordingly, each participant should consult with his or her own tax advisor regarding the federal, state, and local tax consequences of the grant of a stock option or award and any subsequent exercise.

There are no federal income tax consequences associated with the grant of a nonqualified stock option. Upon its exercise, though, the optionee generally must recognize ordinary compensation income (taxable at ordinary income rates) equal to the spread between the exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

There will be no regular federal income tax liability upon the grant or exercise of an incentive stock option. However, the spread between the exercise price and the fair market value of the shares on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise. Any gain realized on disposition of shares purchased upon exercise of an incentive stock option will be treated as long-term capital gain if the shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the incentive stock option and at least two years after the date of grant of the incentive stock option. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the incentive stock option, the optionee will recognize ordinary compensation income (taxable at ordinary income rates) in the amount of the lesser of (i) the disposition price of the stock over the exercise price of the incentive stock option, or (ii) the fair market value of such shares on the date of exercise over the exercise price of the option, plus capital gain to the extent, if any, that the disposition price exceeds the fair market value of such shares on the date of exercise.

Generally, a recipient of a cash award or a stock award consisting of a stock bonus will recognize ordinary income at grant; in the case of a stock award, the income will be in an amount equal to the fair market value of the shares at the time of grant. If, however, the shares are subject to a substantial risk of forfeiture, the fair market value of the shares will be subject to income tax upon the termination of such risk in the same manner as other compensation. Gains or losses from subsequent sales of shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. A stock award consisting of a right to purchase restricted stock will not be subject to federal income taxation at grant. Instead, the recipient generally must recognize ordinary compensation income equal to the spread between the purchase price and the fair market value of the restricted stock on the date the stock is purchased. If, however, the shares are subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation on the date of termination of such risk equal to the difference between the purchase price and the fair market value of the stock on the date such risk terminates. Gains or losses from subsequent sales of such shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. The exercise of any stock award under the Plan is conditioned on the optionee’s paying or making adequate provision for any tax required by any governmental authority to be withheld and paid by Applied to such governmental authority for the person’s account with respect to the options and their exercise. To the extent compensation income is recognized by an optionee in connection with the exercise of a nonqualified stock option or a “disqualifying disposition” of stock obtained upon exercise of an incentive stock option, Applied generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers in excess of $1 million in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. Stock awards, options, stock appreciation rights, performance shares and other stock-based awards and dollar-denominated awards granted under the Plan will only qualify as performance-based compensation when the Committee conditions the grants on the achievement of specific performance goals in accordance with the requirements of section 162(m).

We may not be entitled to a tax deduction for compensation attributable to awards granted to one of the executive officers named in the Summary Compensation Table if, and to the extent, such compensation does not qualify as performance-based compensation under section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million. Also, an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Code section 409A and that section’s requirements are not satisfied.

Change in Control

In the event of termination of an employee-participant’s employment by Applied without Cause or by the participant for Good Reason, or an outside director-participant’s service on the Board ends, within the three-year period following a Change in Control (all as defined in the Plan) of Applied, and except as the Board may expressly provide otherwise, (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall be deemed satisfied, and (iii) all cash awards shall be deemed to have been fully earned. We anticipate that the Board will exercise its discretion to limit the application of the Change in Control provisions, with respect to employee awards, to awards granted to key management personnel.

A complete copy of the Plan appears as an Appendix to this proxy statement.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Plan. The Board of Directors recommends that the shareholders vote FOR the Plan.

ITEM 5 — RATIFICATION OF AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2012. The committee made the appointment after evaluating the firm and its performance. Deloitte & Touche has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates billed the following fees, including expenses, to Applied for fiscal years 2011 and 2010:

Type of Fees	Fiscal 2011 ($)	Fiscal 2010 ($)
Audit Fees	972,900	924,600
Audit-Related Fees	8,000	18,900
Tax Fees	433,700	363,600
All Other Fees	4,300	4,300

Audit-Related Fees in 2011 include amounts paid for debt compliance letters and other agreed upon procedures, and in 2010 were for debt compliance letters, financial accounting and reporting consultations, and other agreed upon procedures.

Tax Fees in 2011 were for tax compliance and return preparation ($60,000) and consulting ($373,700) and in 2010 were for tax compliance and return preparation ($60,000) and consulting ($303,600).

All Other Fees in 2011 and in 2010 were for an annual subscription to an accounting research tool.

The Audit Committee pre-approves the services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, any services exceeding pre-approved cost levels require additional committee pre-approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent auditors.

Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying Deloitte & Touche’s appointment. Ratification requires the affirmative vote of a majority of the shares cast at the meeting. If Deloitte & Touche withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect one or more Deloitte & Touche representatives to be present at the meeting. They will have the opportunity to make a statement and we expect them to be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR ratifying the appointment of the independent auditors.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2011, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche. The committee also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The independent auditors also provided to the committee the letter and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte & Touche their independence and also considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2011 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas A. Commes, Chair
J. Michael Moore
Dr. Jerry Sue Thornton

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Applied’s executive officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms furnished to us and written representations from Applied’s executive officers and directors, we believe that during the fiscal year ended June 30, 2011, all filing requirements were satisfied on a timely basis, except for a late report of one sale of 1,173 shares by Richard C. Shaw, an Applied officer.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals by shareholders for inclusion in our 2012 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 12, 2012. Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Accordingly, if you wish to nominate a candidate for director or bring other business from the floor of the 2012 annual meeting, you must notify the Secretary in writing by August 25, 2012.

HOUSEHOLDING INFORMATION

Only one copy of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which single copies of the proxy statement and annual report were delivered wishes to receive a separate copy of the proxy statement or annual report, he or she should contact Applied’s registrar and transfer agent, Computershare Trust Company, N.A., by telephoning 1-800-988-5291 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy of the proxy statement or annual report promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of these documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors.

Fred D. Bauer
Vice President-General Counsel
& Secretary

September 9, 2011

APPENDIX — 2011 Long-Term Performance Plan

APPENDIX

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

2011 LONG-TERM PERFORMANCE PLAN

1.	Objectives

The Applied Industrial Technologies, Inc. 2011 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance-related incentives and (c) enabling key employees and directors to participate in the continued growth and financial success of the Company. These objectives will be promoted by awarding to such persons performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other performance or stock-based awards.

2.	Definitions

(a) “Award” — The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” — An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” — The Board of Directors of the Company.

(d) “Cause” — (i) the willful and continued failure by a Participant to perform substantially his or her duties with the Company or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed his or her duties, or (ii) the willful engagement by the Participant in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to the Company; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without his or her reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given the Participant pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Termination of a Participant’s employment with the Company shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant being given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct described in clauses (i) or (ii) above, and specifying the particulars thereof in detail.

(e) “Code” — The Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to Participants who are employees of the Company. The Corporate Governance Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to Participants who are Nonemployee Directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (“Rule 16b-3”). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board.

(g) “Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.

(h) “Company” — Applied Industrial Technologies, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

(i) “Director” — Any individual who is a member of the Board.

(j) “Fair Market Value” — The closing price of Common Shares as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported on said composite tape for the preceding day on which sales of Common Shares were made on said exchange.

(k) “Nonemployee Director” — Any Director who is not an employee of the Company.

(l) “Good Reason” — (i) a material diminution in a Participant’s authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom a Participant reports immediately prior to a Change in Control, (iii) a material diminution by the Company of a Participant’s annual base salary that was paid to the Participant immediately prior to the Change in Control, (iv) a material change in the geographic location where a Participant provides service to Applied, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to a Participant, to expressly assume and agree to comply with the terms of an Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless a Participant gives the Company written notice within 90 days of the initial existence of the condition claimed by the Participant in good faith to constitute Good Reason and the Company fails to remedy the condition within 30 days of such notice. A Participant shall not be deemed to have terminated his or her employment with the Company for Good Reason unless such separation from service occurs no later than two years after the occurrence of the event constituting Good Reason.

(m) “Participant” — Any employee of the Company, or other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award has been made under the Plan.

(n) “Retirement” or “Retire” — Any Separation from Service at or after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of employment with the Company.

(o) “Section 162(m) Employee” — Any employee with respect to whom compensation paid is subject to the restrictions imposed by Section 162(m) of the Code, or any similar or successor restrictions.

(p) “Section 409A” — Section 409A of the Code as well as regulations and guidance issued thereunder.

(q) “Separation from Service” — The termination of employment of an employee with the Company; provided, however, that an approved leave of absence shall not be considered a termination of employment if the leave does not exceed six months or, if longer, so long as the employee’s right to reemployment is provided by statute or by contract. Whether an employee has incurred a Separation from Service shall be determined in accordance with Section 409A.

(r) “Specified Employee” — A “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of the Company.

(s) “Stock Option” — The right granted to a Participant under the Plan to purchase Common Shares pursuant to paragraph (a) of Section 7.

3.	Eligibility

Persons eligible to be selected as Participants shall include employees of the Company who hold responsible managerial or professional positions and Nonemployee Directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Company. The selection of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.

4.	Common Shares Available for Awards

The aggregate number of Common Shares that may be awarded under the Plan shall be two million (2,000,000) Common Shares; provided, that no more than four hundred fifty thousand (450,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than six hundred seventy-five thousand (675,000) Common Shares will be available for the grant of stock options, stock appreciation rights, and stock Awards to any individual Participant in any one calendar year. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance. Any Common Shares subject to an option which for any reason is canceled (excluding shares subject to an option canceled upon the exercise of a related stock appreciation right (“SAR”) to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or performance shares which are forfeited, shall again be available for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.	Administration

The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

Notwithstanding the powers and authorities of the Committee set forth in this Section 5:

(a) The Committee shall not permit the repricing of stock options by any method, including the cancellation and reissuance; and

(b) The Committee may only accelerate the vesting or exercisability of an Award: (i) upon termination of employment by a Participant as permitted under Section 409A, or (ii) upon death or disability of a Participant or a Change of Control.

6.	Delegation of Authority

The Committee may delegate any of its authority hereunder to such subcommittees or persons as it deems appropriate. Any such delegation will take into consideration the implication for complying with Rule 16b-3.

7.	Awards

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for stock options shall not be less than the Fair Market Value on the date of grant of the new Award. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(a) Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of an incentive stock option (“ISO”) that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan. ISOs shall be granted only to key employees of the Company as permitted under Section 422 and 424 of the Code.

(b) Stock Appreciation Right or SAR — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.

(c) Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement.

(d) Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any cash Award payable to any Participant in any one calendar year shall be three million dollars ($3,000,000).

(e) (i) With respect to all grants of Awards to any Section 162(m) Employee that are intended to be “performance based” within the meaning of Section 162(m)(4) of the Code, the stock Awards and cash Awards made pursuant to paragraphs (c) and (d) shall be based on the satisfaction of performance goals established by the Committee at the time an Award is granted, which goals shall include one or more of the following: sales, costs and expenses, cash flow, pre-tax income, net income, operating profit and margin, earnings per share, retained earnings, return on equity, return on assets, return on investment, asset turnover, liquidity, capitalization, value created, stock price, total shareholder return, price measures, market share, sales to targeted customers, customer satisfaction, employee satisfaction, safety measures, quality measures, productivity, process improvement, educational and technical skills of employees, changes in one or more of the preceding, development of criteria for and programs related to hiring and promotion, creation and acquisition of new business units, development and implementation of business plans and programs relating to product lines or business units, integration of acquired businesses, development and implementation of employee training and development programs, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs; provided however, that all performance goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Such performance goals may also be based on the attainment of levels of performance of the Company and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses. Payment of any performance based Award shall only be made after the attainment of the applicable performance goals has been certified in writing by the Committee. Any Awards that are intended to be “performance based” within the meaning of Section 162(m)(4) of the Code may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(ii) Any performance based Award that is covered by Section 409A must be made with respect to performance periods that are at least 12 months.

(iii) With respect to grants of Awards to any Participant who is not a Section 162(m) Employee or that are not intended to be “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, the Awards may be based on any of the goals described in paragraph (i) and on such other conditions as may be established by the Committee.

8.	Payment of Awards

Payment of Awards may be made in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred herein as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards (except Stock Options and SARs) in accordance with procedures established by the Committee to assure that any such deferral complies with applicable requirements of the Code, in particular, Section 409A, including, at the choice of Participants, the capability to make further deferrals for payment after Retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Shares, subject to such terms, conditions and restrictions as the Committee may establish; provided that dividends or dividend equivalents shall not be extended to or made part of Stock Options or SARs, unless the right to such dividends or dividend equivalents is not contingent, directly or indirectly, upon the exercise of the Stock Option or SAR. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares or units of Common Shares. At the discretion of the Committee, which shall take into consideration the requirements of Section 409A, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted Stock Options having higher exercise prices. Notwithstanding the foregoing, (i) any Award that is not nonqualified deferred compensation within the meaning of Section 409A shall not have any feature that would allow for the deferral of compensation (within the meaning of Section 409A), other than the deferral of recognition of income until the exercise of such Award and (ii) any Award that is nonqualified deferred compensation within the meaning of Section 409A shall permit the deferral thereof only in a manner that meets the requirements of, and complies with, Section 409A. If, at any time, it is determined that any Award is taxable to a Participant under Section 409A, the Award, or portion thereof, which becomes so taxable shall be distributed to such Participant.

9.	Stock Option Exercise

The price at which shares may be purchased under a Stock Option shall be paid in full at the time of the exercise (i) in cash or (ii) if permitted by the Committee, (A) by means of tendering Common Shares or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, (B) by directing the Company to retain Common Shares otherwise issuable to the Participant under the Stock Option or (C) by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares or other Awards and may impose such conditions on the use of Common Shares or other Awards to exercise a Stock Option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of the shares issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.	Tax Withholding

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to Common Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.	Amendment, Modification, Suspension or Discontinuance of this Plan

The Board or the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent and no such amendment shall have the effect, with respect to any “performance based” award to a Section 162(m) Employee, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. The Board or the Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity. Notwithstanding the foregoing, the Board or the Committee shall consider the requirements of Section 409A in making any such amendment.

Notwithstanding the foregoing and except as provided in Section 15 of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without shareholder approval.

12.	Termination of Employment

If a Participant incurs a Separation from Service for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such Separation from Service; provided that the Committee shall consider the requirements of Section 409A when making any such authorization.

13.	Cancellation and Rescission of Awards

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

(a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants who incur a Separation from Service, the decision of the Chief Executive Officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has Retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(c) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

In addition, by accepting or exercising any Award granted under the Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is presently employed by or affiliated with the Company.

14.	Nonassignability

Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

15.	Adjustments; Waiver of Restrictions

(a) In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

(b) The Board may, in its sole discretion, based on such factors as the Board may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

16.	Change in Control

(a) Within the three-year period immediately following any Change in Control (as defined below), in the event (x) an employee-Participant’s employment with the Company is terminated either by the Participant for Good Reason or by the Company without Cause or (y) a Nonemployee Director-Participant no longer serves as a member of the Board for any reason, then, as of the date immediately preceding the date of such Participant’s termination of employment or service on the Board, as applicable, with respect to such Participant, (i) all Stock Options or SARs then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all stock Awards then outstanding shall be deemed satisfied, and (iii) all cash Awards shall be deemed to have been fully earned.

(b) A “Change in Control” with respect to Awards that do not constitute nonqualified deferred compensation within the meaning of Section 409A shall have occurred when any of the following events shall occur:

(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and, immediately after such sale, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company’s stockholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(c) A “Change in Control” with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

17.	Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.

18.	Unfunded Plan

Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

19.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20.	Rights of Employees

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

21.	Status of Awards

Except to the extent specifically provided for in any other employee benefit plan of the Company, Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22.	Section 409A; Tax Matters

To the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed in a manner to comply with Section 409A. In the event that any provision of the Plan shall be found not to be in compliance with Section 409A, the Participant shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event that a Participant is a Specified Employee, payments that are deemed to be nonqualified deferred compensation shall not be distributed, or begin to be distributed, until the first day of the seventh month following such Participant’s Separation from Service. The amount of the first payment shall include the accumulated amount of the payments, if any, that would otherwise have been made during the first six months but for the fact that the Participant is a Specified Employee. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties, and/or interest under Section 409A, tax treatment of Awards is not warranted or guaranteed. The Company, the Board, any affiliate or any delegate shall not be held liable for any taxes, penalties, interest or other monetary amounts owed by any Participant with respect to any Award.

The Company makes no warranties or representations to any Participant with respect to the tax consequences (including but not limited to income tax consequences) related to any Award or the issuance, transfer or disposition of Shares pursuant to an Award. Each Participant is advised to consult with his or her own attorney, accountant and/or tax advisor regarding the tax consequences of any Award. Moreover, by accepting and/or exercising any Award, a Participant irrevocably acknowledges that the Company shall have no responsibility to take or refrain from taking any actions in order to achieve any particular tax result for the Participant.

23.	Effective and Termination Dates

The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of Common Shares at a meeting called for such purpose. The Plan shall continue in effect until (i) October 25, 2016, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and the Company’s shareholders. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a
day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by Monday, October 24, 2011 (Thursday, October 20, 2011 for Retirement Savings Plan or Supplemental Defined Contribution Plan participants).

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/AIT

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card/Instruction Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals —	The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2, 4 and 5 and every one year on Proposal 3.
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1.	Election of Directors:	For	Withhold

	01 - Thomas A. Commes	☐	☐	02 - John F. Meier

				For	Against	Abstain

2.	Say on Pay - An advisory vote on the approval of executive compensation.			☐	☐	☐

				For	Against	Abstain

4.	Approval of the 2011 Long-Term Performance Plan.			☐	☐	☐

For	Withhold	For	Withhold

☐	☐ 03 - Peter C. Wallace	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain

3.	Say on Pay Frequency - An advisory vote on the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

5.	Ratification of appointment of independent auditors.		☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.
 B  Non-Voting Items
Change of Address – Please print new address below.

 C  Authorized Signatures – This section must be completed for your vote to be counted – Date and sign below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ / 2011

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CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!
Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.
Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.
DIRECTIONS TO MEETING
You may access directions to attend the meeting at www.investorvote.com/AIT.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Instruction Card — Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors
The undersigned appoints Benjamin J. Mondics, Mark O. Eisele and Fred D. Bauer, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 25, 2011, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.
When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees, FOR Proposals 2, 4 and 5 and every one year for Proposal 3.
NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN
AND/OR SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan and/or Supplemental Defined Contribution Plan. A participant who signs on the reverse side hereby instructs Wells Fargo Bank, N.A., Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account(s) in the plan(s) and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees, FOR Proposals 2, 4 and 5 and every one year for Proposal 3.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.
SEE REVERSE SIDE

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IMPORTANT SHAREHOLDER MEETING INFORMATION
— YOUR VOTE COUNTS!

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Applied Industrial Technologies, Inc. Annual Meeting of Shareholders to be Held on October 25, 2011
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:
www.investorvote.com/AIT

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/AIT.
Step 2: Click the View button(s) to access the proxy materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before October 14, 2011 to facilitate timely delivery.

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01D39B

Shareholder Meeting Notice
The Applied Industrial Technologies, Inc. Annual Meeting of Shareholders will be held on October 25, 2011, at 10:00 a.m. ET, at Applied’s corporate headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio 44115.
Proposals to be voted on at the meeting, or any adjournments, are listed below along with the recommendations of the Board of Directors.
The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2, 4 and 5 and every one year on Proposal 3.
1.	Election of Directors: 01 - Thomas A. Commes, 02 - John F. Meier, 03 - Peter C. Wallace

2.	Say on Pay - An advisory vote on the approval of executive compensation.

3.	Say on Pay Frequency - An advisory vote on the frequency of shareholder votes on executive compensation.

4.	Approval of the 2011 Long-Term Performance Plan.

5.	Ratification of appointment of independent auditors.
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online by Thursday, October 20, 2011, or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
You may access directions to attend the meeting at www.investorvote.com/AIT.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.
E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→	Internet – Go to www.investorvote.com/AIT. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials Applied Industrial Technologies,Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by October 14, 2011.

01D39B